PURCHASE AND SALE AGREEMENT


                                  By and Among

                                 Cycle-Sat, Inc.

                           Winnebago Industries, Inc.

                                       and

                                   Vyvx, Inc.





                                   Dated as of

                                November 11, 1996



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TABLE OF CONTENTS


                                                                                                       PAGE
1.       Definitions and References  ............................................................        1
2.       Transfer of Assets; Assumption of Liabilities; Purchase of Stock  ......................        8
         2.01     Transfer of Assets  ...........................................................        8
         2.02     Liabilities  ..................................................................        8
         2.03     Purchase and Sale of Newco Stock  .............................................        9
         2.04     Purchase Price  ...............................................................        9
         2.05     Payment of Purchase Price  ....................................................        9
3.       Representation and Warranties by Seller and Parent  ....................................       10
         3.01     Organization and Standing  ....................................................       10
         3.02     Authorization  ................................................................       10
         3.03     Litigation; Compliance with Law  ..............................................       10
         3.04     Financial Statements and Condition; Liabilities  ..............................       11
         3.05     Assets; Stock; Consents  ......................................................       12
         3.06     Condition of Tangible Assets  .................................................       14
         3.07     Intellectual Property; Licenses  ..............................................       14
         3.08     Licenses  .....................................................................       14
         3.09     Reports and Records  ..........................................................       14
         3.10     Contracts  ....................................................................       15
         3.11     Conflicts  ....................................................................       15
         3.12     Tax Matters  ..................................................................       15
         3.13     Employee Benefit Plans  .......................................................       21
         3.14     Environmental Matters  ........................................................       22
         3.15     Labor Relations  ..............................................................       24
         3.16     Insurance  ....................................................................       25
         3.17     Disclosure ....................................................................       25
4.       Representations and Warranties by Buyer  ...............................................       25
         4.01     Organization and Standing  ....................................................       25
         4.02     Authorization  ................................................................       25
         4.03     Qualifications as Licensee  ...................................................       26
         4.04     Disclosure  ...................................................................       26
         4.05     Litigation  ...................................................................       26
         4.06     Conflicts  ....................................................................       26
         4.07     Investment in Stock  ..........................................................       26
5.       Application for Commission Consent .....................................................       26
6.       Hart-Scott-Rodino  .....................................................................       27
7.       Covenants and Agreements of Seller .....................................................       27
         7.01     Negative Covenants  ...........................................................       27
         7.02     Affirmative Covenants  ........................................................       28
         7.03     Confidentiality  ..............................................................       30
         7.04     Employees  ....................................................................       30
         7.05     Transfers Into Seller  ........................................................       33
         7.06     Leased Assets  ................................................................       33
         7.07     Amended Forest City Lease  ....................................................       33
         7.08     Diggan Software  ..............................................................       34
         7.09     Winnebago  ....................................................................       34
         7.10     Cooperation  ..................................................................       34
8.       Covenants and Agreements of Buyer  .....................................................       34
         8.01     Confidentiality  ..............................................................       34
         8.02     Corporate Action  .............................................................       35
         8.03     Employee Issues  ..............................................................       35
         8.04     Cooperation  ..................................................................       35
         8.05     Transfer Tax  .................................................................       35
9.       Conditions Precedent to Buyer's Obligation to Close  ...................................       35
         9.01     Representations and Covenants  ................................................       35
         9.02     Consents  .....................................................................       35
         9.03     Delivery of Documents  ........................................................       36
         9.04     FCC Order  ....................................................................       36
         9.05     Financial Statements  .........................................................       36
         9.06     Legal Proceedings  ............................................................       36
         9.07     Hart-Scott-Rodino  ............................................................       36
         9.08     Absence of Material Change  ...................................................       36
         9.09     Administrative Services Agreement  ............................................       36
10.      Conditions Precedent to Seller's Obligation to Close  ..................................       36
         10.01    Representation and Covenants  .................................................       36
         10.02    Delivery by Buyer  ............................................................       36
         10.03    FCC Order  ....................................................................       37
         10.04    Legal Proceedings  ............................................................       37
         10.05    Hart-Scott-Rodino  ............................................................       37
         10.06    Administrative Services Agreement  ............................................       37
         10.07    Guaranty  .....................................................................       37
11.      The Closing ............................................................................       37
         11.01    Closing  ......................................................................       37
         11.02    Delivery by Seller  ...........................................................       37
         11.03    Delivery by Buyer  ............................................................       39
12.      Adjustments  ...........................................................................       40
         12.01    Increase or Decrease in Net Working Capital  ..................................       40
         12.02    Uncollected Accounts Receivable  ..............................................       40
         12.03    Minimum Capital Expenditures  .................................................       40
         12.04    Continuing Capital Leases  ....................................................       40
         12.05    Ahto Noncompetition Agreement  ................................................       41
         12.06    Firstar Leases  ...............................................................       41
         12.07    Adjustment Closing  ...........................................................       41
13.      Possession and Control  ................................................................       41
14.      Risk of Loss  ..........................................................................       41
15.      Survival; Indemnification  .............................................................       42
         15.01    Survival of Seller's Representations  .........................................       42
         15.02    Indemnification by Seller  ....................................................       42
         15.03    Survival of Buyer's Representations  ..........................................       42
         15.04    Indemnification by Buyer  .....................................................       43
         15.05    Conditions of Indemnification for Third Party Claims   ........................       43
16.      Termination  ...........................................................................       44
17.      Additional Actions and Documents; Amendments to Schedules  .............................       44
18.      Brokers  ...............................................................................       44
19.      Expenses  ..............................................................................       45
20.      Notices  ...............................................................................       45
21.      Waiver   ...............................................................................       46
22.      Benefit and Assignment  ................................................................       46
23.      Remedies Cumulative  ...................................................................       47
24.      Entire Agreement; Amendment  ...........................................................       47
25.      Severability  ..........................................................................       47
26.      Headings  ..............................................................................       47
27.      Governing Law  .........................................................................       47
28.      Signature in Counterpart  ..............................................................       47
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                           LIST OF SCHEDULES:


Schedule 1(a)             Property
Schedule 1(b)             Improvements
Schedule 1(c)             Leases of Property and Improvements
Schedule 1(e)             Fixtures and Personal Property
Schedule 1(f)             Licenses
Schedule 1(i)             Deposits and Prepaid Expenses
Schedule 1(j)             Vehicles
Schedule 1(1)             Computer Software and Customer Information
Schedule 2.01             Excluded Assets
Schedule 2.02(b)          Contracts, Agreements, Leases
Schedule 2.02(d)          Unassumed Debt
Schedule 3.03             Litigation, Orders, Judgments and Decrees
Schedule 3.04(a)          Financial and Operating Data
Schedule 3.05(b)          Encumbrances
Schedule 3.05(e)(iii)     Agreements Requiring Consent
Schedule 3.07             Intellectual Property
Schedule 3.11             Conflicts With Agreements and Laws
Schedule 3.12             Tax Disclosure Schedule
Schedule 3.13(a)          Pension Plans, Welfare Plans and Other Plans
Schedule 3.14(c)(iv)      Underground Storage Tanks or Piping
Schedule 3.14(c)(v)       Environmental Permits and Licenses
Schedule 3.15             Employment Contracts and Union Agreements
Schedule 3.16             Insurance Policies
Schedule 7.02(b)(iv)      Actual Capital Expenditures Toward Satellite Network
Schedule 7.06A            Unassumed Capital Leases
Schedule 7.06B            Continuing Capital Leases
Schedule 7.06C            Continuing Office Equipment Leases


                          LIST OF EXHIBITS


Exhibit A                 Administrative Services Agreement

Exhibit B                 Cash Flow Quarterly Forecast


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of this 11th day of November, 1996, by and among CYCLE-SAT, INC., an Iowa corporation ("Seller"), WINNEBAGO INDUSTRIES, INC., an Iowa corporation ("Parent"), and VYVX, INC., a Delaware corporation ("Buyer") .

                                   RECITALS:

           WHEREAS, Seller, either directly or by and through its affiliates, owns and operates a pointto-multi-point communications network delivering video, audio and data transmissions using a patented satellite distribution network, a fiber optic network linking Seller's facilities, and multipleformat video and audio tape duplication facilities combined with air and ground courier services;

           WHEREAS, the parties desire to have Seller transfer or cause to be transferred the assets used in connection with its business and operations to a newly-formed corporate subsidiary of Seller ("Newco"); and

           WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, what will be all of the issued and outstanding shares of common stock of Newco.

           NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

           1. Definitions and References. As used herein, the following terms shall have the meanings set forth below, unless the context otherwise requires:

           "Accounts Receivable" means all accounts receivable owing to Seller with respect to the Assets or to Seller's business and operations, whether under a contract or otherwise, which are outstanding as of the end of the business day immediately preceding the Closing Date.

           "Additional Contracts" shall have the meaning set forth in Section 7.01(c).

           "Administrative Services Agreement" shall mean the Administrative Services Agreement between Seller or Buyer in substantially the form of Exhibit A hereto.

           "Affiliate" shall, for the purpose of Section 3.13, have the meaning set forth in Section 3.13(a), and for all other purposes mean with respect to any Person, any (i) officer, director, or holder of more than 10% of the outstanding shares or equity interests of such Person, (ii) any Affiliate of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise.

           "Agreement" shall have the meaning set forth in the initial paragraph.

           "AGUB" shall have the meaning set forth in Section 3.12(1)(iii).

           "Ahto Employment Agreement" means the Employment Agreement dated April 1, 1995, between Charles A. Ahto and Seller.

           "Ahto Noncompetition Agreement" means the Nondisclosure and Noncompetition Agreement dated April 1, 1995, between Charles A. Ahto and Seller.

           "Allocations" shall have the meaning set forth in Section
3.12(1)(iii).

           "Amended Forest City Lease" shall have the meaning set forth in
Section 7.07.

           "Amended Schedules" shall have the meaning set forth in Section 7.02(h).

           "Arbitrator" shall have the meaning set forth in Section 12.07.

           "Assets" means, except for the Excluded Assets, all real, personal and mixed assets, both tangible and intangible, wherever located in the world, that are owned or held by Seller and/or its Affiliates and that are used or useful in connection with, or which otherwise comprise, the business and operations of Seller, which business and operations include, without limitation,
(i) the distribution of broadcast quality advertising and other video, audio and data transmissions to television stations, cable television systems and radio stations nationwide by means of a patented satellite distribution network and a fiber optic network linking Seller's facilities, (ii) multiple-format video and audio tape duplication, (iii) air and ground courier/shuttle services, (iv) in-house postproduction services, including final editing, closed-captioning and tagging for local market customization, (v) video and audio master archiving and warehousing, and (vi) the distribution of advertising promotional materials. Subject to the provisions of Section 7, without limiting the foregoing, the Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Closing Date, and shall include, without limitation, all of Seller's right, title and interest in and to the following:

           (a) In certain real property set forth and described in Schedule l(a! (collectively, the "Property").

           (b) All buildings, structures, fixtures and other improvements that are actually or constructively attached to the Property, and all modifications, additions, restorations or replacements of the whole or any part thereof, including, without limitation, those described in Schedule l(b) (the "Improvements");

           (c) As lessor or as lessee (whether named as such therein or by assignment or otherwise) in all leases and subleases, if any, of the Property and the Improvements, including, without limitation, those described in Schedule l(c), and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits of the Property or the Improvements due with respect to the Property or the Improvements or any part thereof;

           (d) All streets, roads and public places, opened or proposed, and all easements and rights of way, public and private, tenements, hereditaments, rights and appurtenances used in connection with, or belonging, incident or appertaining to, the Property or the Improvements;

           (e) All of the teleports (including earth stations, and fixed or mobile uplink/downlink facilities and antennas), machinery, equipment, inventory, fixtures, furnishings, supplies and other property maintained, owned or held by Seller and/or its Affiliates and that are used or useful in connection with, or which otherwise comprise, the business and operations of Seller, including, without limitation, those set forth and described in Schedule l(e);

           (f) All of the licenses, permits and other authorizations which have been issued by the Commission, or applications therefor which are pending before the Commission, that are used in connection with, or which otherwise comprise, Seller's business and operations ("Licenses"), including without limitation those Licenses set forth in Schedule l(f).;

           (g) All of the patents, service marks, copyrights, franchises, licenses (other than the Licenses), trademarks, trade names, logos and designs maintained, which are used in connection with, or which otherwise comprise, the business and operations of the Seller (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights associated therewith including, without limitation, those set forth and described in Schedule 3.07;

           (h) All of the contracts, agreements (written or verbal), leases (including satellite transponder leases), Accounts Receivable and other intangible assets owned or held by Seller and used in connection with, or which otherwise comprise, the business and operations of the Seller, including, without limitation, those contracts, agreements and leases set forth and described in Schedule 2.02(b), but excluding (i) any credit agreements, promissory notes, guaranties, security agreements and other instruments which evidence or relate to Seller's funded indebtedness to third parties (including without limitation indebtedness to Parent or to Firstar Bank Iowa, N.A.), (ii) the Unassumed Capital Leases, and (iii) any Pension Plan, Welfare Plan, Other Plan or related insurance contract, and any employment agreement or other agreement set forth in Schedule 3.15 (except the Ahto Employment Agreement and the Ahto Noncompetition Agreement), labor or union contract, any professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, salary, severance pay, retirement, hospitalization, employee benefit or other similar plan, or any compensation payable or which may become payable to any employee of Seller, and
(iv) any insurance policies set forth in Schedule 3.16;

           (i) All deposits and prepaid expenses, cash and cash equivalents, including, without limitation, those set forth and described in Schedule l(i);

           (j) All automotive equipment and motor vehicles maintained, owned or held by Seller or an Affiliate and used in connection with the business and operations of the Seller, including, without limitation. those set forth and described in Schedule l(j);

           (k) All engineering, business and other books, papers, files and records pertaining to the business and operations of the Seller, including without limitation the articles of incorporation, bylaws, minute books, stock transfer records or other corporate records of Newco; and

           (l) All computer software (including object code and source code), trade secrets, customer lists, supplier lists, customer account information and all logs and business records used in the ordinary course of business, relating to the Assets and the business and operations thereof, including without limitation, those described in Schedule 1(1).

           "Arbitrator" shall have the meaning set forth in Section 12.07.

           "Assumed Liabilities" shall have the meaning set forth in Section
2.02.

           "Buyer" shall have the meaning set forth in the initial paragraph of this Agreement.

           "Buyer Indemnitees" means Newco and Buyer, and their respective officers, directors, shareholders, partners, employees, representatives and Affiliates, and each of such partners' and Affiliates' officers, directors, shareholders, partners, employees, representatives and Affiliates.

           "Buyer's Contested Taxes" shall have the meaning set forth in Section 3.12(1)(iv)(B).

           "Claims" shall have the meaning set forth in Section 15.05.

           "Closing" means the closing of the contribution and transfer of the Assets and the sale of the Stock contemplated hereunder.

           "Closing Agreement" shall have the meaning set forth in Section 3.12(a)(v).

           "Closing Balance Sheet" shall have the meaning set forth in Section 12.01.

           "Closing Date" means the time and date on which the Closing takes place, as established by Section 11.01.

           "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

           "Code" shall have the meaning set forth in Section 3.12(a)(iii).

           "Commission" means the Federal Communications Commission.

           "Continuing Capital Lease Equipment" shall have the meaning set forth in Section 7.06.

           "Continuing Capital Leases" shall have the meaning set forth in
Section 7.06.

           "Continuing Office Lease Equipment" shall have the meaning set forth in Section 7.06.

           "Continuing Office Leases" shall have the meaning set forth in
Section 7.06.

           "Designated Employees" shall have the meaning set forth in Section 7.04(b).

           "Designated Manager" shall have the meaning set forth in Section 7.04(c)(iii).

           "Diggan Software" shall have the meaning set forth in Section 7.08.

           "Election Liability Amount" shall have the meaning set forth in
Section 3.12(1)(iv)(B).

           "Election Taxes" shall have the meaning set forth in Section 3.12(1)(iv)(B).

           "Elections" shall have the meaning set forth in Section 3.12(1)(i).

           "Encumbrance" means any mortgage, pledge, lien, claim, security interest, agreement, restriction, defect in title, easement, encumbrance or charge.

           "Environmental Laws" shall have the meaning set forth in Section 3.14(a).

           "ERISA" shall have the meaning set forth in Section 3.13(a).

           "Estoppel Certificates" means, collectively, the certificates in form and substance reasonably acceptable to Buyer that are executed by the respective lessors of office space, warehouse facilities or other real estate under leases that are to be assigned to Buyer under this Agreement, by which the respective lessors acknowledge, at a minimum, that the lessee thereunder is not in default under the terms of the lease.

           "Excluded Assets" shall have the meaning set forth in Section 2.01.

           "FCC Order" means, collectively, the orders of the Commission, or of the Chief, International Bureau, acting under delegated authority, consenting to the assignment to Buyer of the Licenses, as proposed in the application therefor.

           "Final Determination" shall have the meaning set forth in Section 3.12(a)(v).

           "Final Order" means an FCC Order as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

           "Financial and Operating Data" shall have the meaning set forth in
Section 3.04(a).

           "Forms" shall have the meaning set forth in Section 3.12(1)(i).

           "Governmental Authority" means the Unites States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality or any of the foregoing.

           "Hazardous Materials" shall have the meaning set forth in Section 3.14(a).

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

           "Improvements" shall have the meaning set forth in subsection (b) of the definition of " Assets . "

           "Indemnified Party" shall have the meaning set forth in Section 15.05(a).

           "Indemnifying Party" shall have the meaning set forth in Section 15.05(a).

           "Intellectual Property" shall have the meaning set forth in subsection (g) of the definition of "Assets. "

           "IRS" shall have the meaning set forth in Section 3.12(a)(vi).

           "Licenses" shall have the meaning set forth in subsection (f) of the definition of "Assets."

           "MADSP" shall have the meaning set forth in Section 3.12(1)(iii).

           "Minimum Capital Expenditures" shall have the meaning set forth in
Section 7.02(b).

           "Newco" shall have the meaning set forth in the second paragraph of the Recitals to this Agreement.

           "Nondisclosure Agreement" means that agreement entitled Joint Nondisclosure Agreement, dated August 30, 1996, entered into between Seller and Buyer.

           "Original Target" shall have the meaning set forth in Section 3.12(1)(i).

           "Other Plan" shall have the meaning set forth in Section 3.13(a).

           "Parent" shall have the meaning set forth in the initial paragraph of this Agreement.

           "Pension Plan" shall have the meaning set forth in Section 3.13(a).

           "Period" shall have the meaning set forth in Section 3.12(a)(iv).

           "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

           "Property" shall have the meaning set forth in subsection (a) of the definition of "Assets."

           "Purchase Price" shall have the meaning set forth in Section 2.04.

           "Release" shall have the meaning set forth in Section 3.14(b).

           "Required Consents" shall have the meaning set forth in Section 9.02.

           "Returns" shall have the meaning set forth in Section 3.12(a)(ii).

           "Restricted Employees" shall have the meaning set forth in Section 7.04(e).

           "Restricted Employers" shall have the meaning set forth in Section 7.04(e).

           "Section 338(h)(10) Target shall" have the meaning set forth in
Section 3.12(1)(i).

           "Seller" shall have the meaning set forth in the initial paragraph of this Agreement.

           "Seller Contracts" shall have the meaning set forth in Section 3.10.

           "Seller Indemnitees" means Seller, and its officers, directors, shareholders, partners, employees, representatives and Affiliates, and each of such partners' and Affiliates' officers, directors, shareholders, partners, employees, representatives and Affiliates.

           "Seller's Liability Amount" shall have the meaning set forth in
Section 3.12(1)(iv)(B).

           "Settlement" shall have the meaning set forth in Section 3.12(a)(v).

           "STA" means the Special Temporary Authority issued by the FCC that, pending the issuance of the FCC Order, allows Buyer to operate the Assets whose operation by Buyer would otherwise require the issuance of the FCC Order.

           "Stock" shall have the meaning set forth in Section 2.03.

           "Tax" and "Taxes" shall have the meaning set forth in Section 3.12(a)(i).

           "Tax Disclosure Schedule" shall have the meaning set forth in Section 3.12.

           "Tax Notice" shall have the meaning set forth in Section 3.12(1)(iv)(B).

           "Tender" shall have the meaning set forth in Section 3.12(a)(v)

           "Unassumed Capital Lease Equipment" shall have the meaning set forth in Section 7.06.

           "Unassumed Capital Leases" shall have the meaning set forth in
Section 7.06.

           "Unassumed Liabilities" shall have the meaning set forth in Section 2.02(e).

           "WARN Act" shall mean the Federal Worker Adjustment and Retraining Notification Act of 1988.

           "Welfare Plan" shall have the meaning set forth in Section 3.13(a).

           "Winnebago" shall have the meaning set forth in Section 7.09.

           "Withheld Releases" shall have the meaning set forth in Section 3.05(b).

           All references to clauses, Sections, Exhibits and Schedules are to Sections of and Exhibits and Schedules to this Agreement.

           2. Transfer of Assets: Assumption of Liabilities; Purchase of Stock.

                      2.01 Transfer of Assets. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions hereof, Seller shall, at or prior to the Closing, transfer or cause to be transferred to Newco all of the Assets, free and clear of any Encumbrances, as tax-free contributions of capital under Section 351 of the Code. Seller shall retain and not transfer to Newco the assets set forth on
Schedule 2.01 (the "Excluded Assets"). Notwithstanding anything to the contrary contained in this Agreement, the Licenses shall not be transferred to Newco but shall instead be transferred directly to Vyvx under a separate assignment agreement dated no earlier than the date upon which (i) the FCC has issued the STA or the FCC Order, and (ii) Newco has been merged into Vyvx.

                      2.02 Liabilities. At the Closing, Newco shall assume, discharge and perform only the liabilities and obligations set forth in Sections 2.02(a), 2.02(b) and 2.02(c) below (collectively, the "Assumed Liabilities"):

                                   2.02(a) The liabilities and obligations that
comprise the current liabilities set forth on the Closing Balance Sheet (including liability for accrued vacation pay).

                                   2.02(b) The liabilities and obligations of
Seller or, if applicable, its Affiliates, to be performed after the Closing Date under the contracts, agreements and leases set forth and described in Schedule 2.02(b) (which contracts shall include the Ahto Employment Agreement and the Ahto Noncompetition Agreement).

                                   2.02(c) The liabilities and obligations of
Seller or, if applicable, its Affiliates, to be performed after the Closing Date under any Additional Contracts entered into after the date hereof in compliance with Section 7.01 and which are identified in the certificate referred to in
Section 11.02(d).

                                   2.02(d) Notwithstanding anything to the
contrary contained in this Agreement, neither Newco nor Buyer shall assume or be deemed to assume any debts, liabilities or obligations of Seller or its Affiliates except as specified in Sections 2.02(a), 2.02(b) (and set forth in Schedule 2.02(b)), or 2.02(c). Without limiting the foregoing, it is understood and agreed that Seller shall retain all obligations and liabilities, and neither Newco nor Buyer shall assume or have any obligation or liability, with respect to or relating to the following (collectively, the "Unassumed Liabilities"): (i) credit agreements, promissory notes, guaranties, security agreements and other instruments which evidence or relate to Seller's indebtedness to third parties described on Schedule 2.02(d), which Schedule shall describe, at a minimum, all indebtedness to the Parent, to Firstar Bank Iowa, N.A. (including Seller's term note and its line of credit Note), and to MPO Videotronics (including the promissory notes relating to the acquisition purchase price and the noncompetition agreement), (ii) the Unassumed Capital Leases, (iii) any obligations to any individual (or beneficiary of any individual) in connection with his or her employment by Seller or its Affiliates prior to Closing (except liability for accrued vacation pay as described in Section 2.02(a)), including, but not limited to, obligations arising in connection with Seller's termination of such individual's employment with Seller, including, without limitation, any and all benefits under or related to any Pension Plan, any Welfare Plan, Other Plan or any related insurance contract, and workers compensation claims (iv) any unfair labor complaint, employee benefit related complaint or employment discrimination complaint, regardless of when made, or automobile liability and general liability claim, which relates to events occurring prior to Closing, (v) any employment, labor or union contract (other than the Ahto Employment Agreement and Ahto Noncompetition Agreement), any professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, salary, severance pay (except as otherwise provided in the Administrative Services Agreement), retirement, hospitalization, employee benefit or other similar plan, or any compensation payable or which may become payable to any employee of Seller, (vi) any litigation, judgment or other matter described in the first sentence of Section 3.03, including without limitation any such matter listed in Schedule 3.03, or (vii) rebates due to television stations under the terms of Cyclecypher leases relating to time periods prior to Closing.

           2.03 Purchase and Sale of Newco Stock. At the Closing, Seller shall sell, transfer and assign to Buyer good and marketable title to all of the issued and outstanding shares of capital stock of Newco, including any nonvoting shares (the "Stock"), which Stock shall be fully paid, nonassessable and free and clear of all Encumbrances.

           2.04 Purchase Price. In consideration of the sale, transfer and assignment of the Stock to Buyer, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, a purchase price (the "Purchase Price") equal to Fifty-Seven Million Dollars ($57,000,000), as adjusted by the net amount of the adjustments provided in Section 12. The Purchase Price shall be payable as described in Section 2.05.

           2.05 Payment of Purchase Price. At Closing, subject to the adjustments described in Section 12, Buyer shall deliver the amount of Fifty-Seven Million Dollars ($57,000,000) by wire transfer of federal funds to an account or accounts which will be identified by Seller not less than twenty-four (24) hours prior to the Closing Date.

           3. Representations and Warranties by Seller and Parent. Buyer acknowledges that with respect to the representations and warranties of the Seller and the Parent, any information which appears in reasonable detail on any Schedule referenced herein shall be deemed to be included and be a part of another Schedule upon which the terms of the Agreement would have otherwise required a reference to such information, but only to the extent that Buyer's review of such information within the context of the Schedule in which it appears could be reasonably deemed to have placed Buyer on notice of the matter for which the omitted reference in the omitted Schedule was intended. Seller and Parent, jointly and severally, represent and warrant to Buyer as follows:

                      3.01 Organization and Standing. Seller is a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of the State of Iowa and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of California, Delaware, Illinois, Michigan, New Jersey, New York and Tennessee. Neither the nature of the business conducted by Seller nor the character of the properties owned, leased or otherwise held by Seller makes any such qualification necessary in any other state, country, territory or jurisdiction where the failure to so qualify would have a material adverse effect on the business and operations of Seller or on the Assets. Seller has all the requisite corporate power and corporate authority to own, lease and otherwise to hold and operate the Assets, to carry on its business as now conducted and to enter into and perform the terms of this Agreement, the agreements and instruments referred to herein and the transactions contemplated hereby and thereby.

                      3.02 Authorization. The execution, delivery and performance of this Agreement and of the other agreements and instruments to be executed by Seller hereunder and/or to be delivered by Seller at Closing (including the agreements and instruments effecting the transfer of Assets into Newco), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate actions of Seller and necessary shareholder approval and, where applicable, the necessary corporate actions of Newco and the necessary shareholder approval of Newco (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery of each of the agreements and instruments to be executed or delivered as provided herein (including the agreements and instruments effecting the transfer of Assets into Newco), will constitute, valid and binding agreements and obligations of Seller enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditor's rights and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as specified in Section 3.05 and the requirements of the HSR Act, if applicable, the execution, delivery and performance by Seller of this Agreement and by Seller and Newco of the agreements and instruments referred to herein will not require the consent, approval or authorization of any Person, entity or governmental authority where the failure to obtain such consent would have material adverse effect on the Assets.

                      3.03 Litigation; Compliance with Law. There is no material action, suit, investigation, claim, investigation or notice by any governmental agency, or any arbitration or litigation, pending or, so far as Seller reasonably knows, threatened against or involving the Assets, the Seller's business and operations, or the execution of or consummation of the transactions contemplated by this Agreement or any of the agreements and instruments referred to herein, at law or in equity, or before or by any court, arbitrator or governmental authority, and neither the Assets nor the Seller's business or operations are operating under or subject to any order, judgment, decree or injunction of any court, arbitrator or governmental authority, except for those listed in Schedule 3.03. So far as Seller reasonably knows, no governmental agency or authority has at any time challenged, questioned or commenced or given notice of intention to commence any investigation relating to the legal right of Seller to conduct Seller's business and operations as now or heretofore conducted by Seller. So far as Seller reasonably knows, Seller has complied and is in compliance in all material respects with all laws, ordinances, regulations, awards, orders, judgments, decrees and injunctions applicable to the Assets or the Seller's business and operations, including all federal, state and local laws, ordinances, regulations and orders pertaining to employment or labor, safety, health, environmental protection, zoning and other matters. Seller has obtained and holds all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all governmental authorities necessary to conduct the operations of the Seller as presently conducted.

                      3.04 Financial Statements and Condition; Liabilities.

                                   3.04(a) The financial and operating data and
other information with respect to the financial statements, business and properties of Seller previously delivered to Buyer, including those relating to the period ending September 30, 1996 (collectively, the "Financial and Operating Data"), as specified on Schedule 3.04(a), have been prepared, in all material respects, in accordance with the books and records of Seller and with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and present fairly the financial positions, incomes, expenses, assets, operating liabilities and results of operations relating to the Assets and the business and operations of Seller as of the dates and for the periods indicated; and each and every update of the Financial and Operating Data (to be delivered to Buyer pursuant to Section 7.02(k)) will be prepared by Seller in accordance with its books and records and with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as compared with prior periods and, subject to year-end adjustments where applicable, will present fairly in all material respects the financial position, income, expenses, assets, operating liabilities and results of operations relating to the Assets and Seller's business and operations as of the dates and for the periods indicated.

                                   3.04(b) Except as reflected in the Financial
and Operating Data on Schedule 3.04(a), there exist no liabilities of Seller relating to the Assets or Seller's business and operations, contingent or absolute, matured or unmatured, known or unknown, required to be stated therein in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods involved. Since September 30, 1996, Seller has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise) relating to the Assets or Seller's business and operations, nor has there been any discharge or satisfaction of any obligation or liability owed by or to Seller, which is not in the ordinary course of business or which is inconsistent with past business practices (other than such matters as would not have a material adverse effect on the business of Seller or the Assets), nor has there occurred any material loss or material injury to the Assets as the result of any fire, accident, act of God or the public enemy, or other casualty, or any material adverse change in the Assets or in the condition (financial or otherwise) of Seller's business and operations.

                     3.05 Assets; Stock; Consents.

                                   3.05(a) The Assets that are listed in the
Schedules hereto constitute all of the real, and material personal and mixed assets, both tangible and intangible, wherever located in the world, that are owned or held by Seller and/or its Affiliates and that are used in connection with, or which otherwise comprise, the business and operations of Seller.

                                   3.05(b) Seller is the sole and exclusive
legal and equitable owner of, and has good, marketable and insurable title to the Assets free and clear of any Encumbrances, except for those Encumbrances set forth in Schedule 3.05(b), which, except with respect to liens in favor of the lessors under the Continuing Capital Leases and Continuing Operating Leases, shall be removed prior to or contemporaneously with the Closing or, at Buyer's option, may be removed by the filing or recording (at Seller's expense) of certain instruments to be delivered to Buyer at Closing, or promptly following Closing (such releases that are delivered after Closing being referred to herein as the "Withheld Releases"), provided that, for each of the Withheld Releases, Seller shall provide at Closing (i) a letter from the applicable lienholder stating that such lienholder will deliver the appropriate releases upon its receipt of the required payment from Seller and (ii) photocopies or faxed copies of the fully-executed releases, and provided that Seller pays such required amount to the appropriate lienholder(s) on the Closing Date.

                                   3.05(c) On or before the Closing Date, Newco
(i) shall acquire good, marketable and insurable title to, and all right, title and interest in, the Assets (including the Unassumed Capital Lease Equipment, but excluding the Licenses, Continuing Capital Lease Equipment, the Continuing Office Lease Equipment and any other Assets that are not owned by Seller but are leased to Seller) free and clear of any Encumbrances, except for those Encumbrances set forth in Schedule 3.05(b), which, except with respect to liens in favor of the lessors under the Continuing Capital Leases, shall be removed prior to or contemporaneously with the Closing or, at Buyer's option, may be removed by the filing or recording (at Seller's expense) of certain instruments to be delivered to Buyer at Closing, or promptly following Closing (such releases that are delivered after Closing being Withheld Releases, and for which the lienholder letters, copies of releases and payments to lienholders as described in Section 3.05(b) shall be required), and (ii) shall acquire good, marketable and insurable leasehold interests in the Continuing Capital Lease Equipment, the Continuing Office Lease Equipment and any other Assets that are not owned by Seller but are leased to Seller, free and clear of all Encumbrances, except for liens set forth in Schedule 3.05(b) in favor of the lessors under the Continuing Capital Leases and the Continuing Office Leases.

                                   3.05(d) The Property and the Improvements
relating thereto, have direct and unobstructed access suitable for use in connection with the business and operations of Seller (i) to all public utilities necessary for the uses to which the Property and all of the Improvements are presently devoted by Seller, and (ii) to a public street. All Improvements lie entirely within the boundaries of the Property, and no structure of any kind encroaches on the Property. No portion of the Property or the Improvement relating thereto is the subject of, or affected by, any condemnation or eminent domain proceedings currently instituted or pending, and so far as Seller reasonably knows, no such proceedings are threatened. Neither the Property nor the Improvements relating to the Property are subject to any covenant or other restriction preventing or limiting Seller's right to convey its right, title, and interest therein (including the leasing thereof to Newco or the assignment of leases pertaining thereto), other than such covenants or restrictions that have either been complied with or waived in writing so as to allow such a conveyance to. Neither the Property nor the Improvements relating thereto are subject to any covenant or other restriction preventing or limiting Seller's right to use such Property or Improvements for the various purposes for which they are currently being used.

                                   3.05(e) All of the Assets to be transferred
hereunder are transferable by Seller or by Seller's sole act and deed, and no consent on the part of any other Person is necessary to validate the transfer to Newco, and the Stock shall be transferable by Seller's sole act and deed, and no consent on the part of any other Person will be necessary to validate the transfer of the Stock to Buyer, except where the failure to obtain a consent would not have a material adverse effect upon the Assets, and except as follows:

                  (i) the Licenses are not assignable, either to Seller or to Newco, without the consent of the Commission as provided by law;

                  (ii) the sale of the Stock to Buyer constitutes a change of control of the Licenses, which change of control requires the consent of the Commission as provided by law;

                  (iii) Certain of the agreements described in the Schedules hereto may be assigned only with the consent of third parties, or prohibit a change of control of Newco without the consent of third parties. Such agreements are specified in Schedule 3.05(e)(iii).

                                   3.05(f) The Accounts Receivable shown on the
Financial and Operating Data, or thereafter generated, created or acquired by Seller with respect to Seller's business and operations have been collected or are collectible in amounts not less than the amounts thereof carried on the books of Seller, without right of recourse, defense, deduction, counterclaim, offset, or setoff on the part of the obligor, and reasonably can be expected to be collected within a reasonable time from the date incurred, except to the extent of the allowance for doubtful accounts shown on such Financial and Operating Data. Seller previously has delivered to Buyer a complete and accurate list of all Accounts Receivable (whether billed or unbilled) with respect to Seller's business and operations as of date of such list.

                                   3.05(g) As of the Closing Date, Seller shall
own, beneficially and of record, all of the issued and outstanding shares of the Stock, fully paid, non-assessable, free and clear of any and all liens, pledges, claims, options, restrictions, agreements, conditions, and other Encumbrances or adverse claims of any nature whatsoever. The sale provided for herein will vest in Buyer directly good and marketable title to all of the issued and outstanding shares of the Stock, fully paid, nonassessable, free and clear of any and all liens, pledges, claims, options, restrictions, agreements, conditions, and other Encumbrances or adverse claims of any nature whatsoever.

                      3.06 Condition of Tangible Assets. The Improvements and all other tangible Assets are in good operating condition and repair, taking into account their age and normal wear and tear, free of defects, and are suitable and adequate for the uses for which they are currently being used; and the present use of such Assets does not violate in any material respect any applicable licenses, statutes, or building, fire, zoning, health and safety or any other laws or regulations.

                      3.07 Intellectual Property; Licenses. Contained in
Schedule 3.07 is a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of Seller and/or used or held for use in the business and operations of Seller, other than the Licenses, all of which are transferable to by the sole act and deed of Seller; and no consent on the part of any other Person is necessary to validate the transfer to Newco of such Intellectual Property, or to allow the transfer of control of Newco insofar as such transfer relates to the Intellectual Property. Seller does not pay, and is not liable for, a royalty to anyone with respect to the Intellectual Property, and Seller has the right to bring action for the infringement thereof. Seller owns or possesses all rights to use all such Intellectual Property necessary to or useful for the conduct of Seller's business and operations. Seller has no knowledge and has not received any notice to the effect that any service rendered by Seller relating to Seller's business and operations may infringe on any Intellectual Property right or other legally protectable right of another. Seller has not granted a license or other right to use the Intellectual Property to any other Person.

                      3.08 Licenses. The Licenses are valid on the date hereof and will be valid on the Closing Date and there are no orders, complaints, proceedings or investigations, pending or, so far as Seller reasonably knows, threatened, which would affect the validity of the Licenses. There is no material violation relating to the Licenses of any rules and regulations of the Commission. If notice of any such violation is received or if Seller hereafter becomes aware of any such violation, Seller shall notify Buyer and, pursuant to
Section 7.02(1), Seller at Seller's own expense shall use reasonable efforts to cure all such violations prior to the Closing.

                      3.09 Reports and Records. All returns, reports and statements relating to Seller's business and operations currently required to be filed by Seller with the Commission or any other governmental instrumentality have been filed (except where failure to do so would not have a material adverse effect on the Assets or Seller's business and operations) and complied with (except where failure to do so would not have a material adverse effect on the Assets or Seller's business and operations) and are true, correct and complete in all material respects. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all material respects. All documents required by the Commission's rules to be placed in the public files relating to Seller's business and operations have been placed and are being held in such files. All logs and business records of every type and nature relating to Seller's business and operations, including but not limited to political and public record files, program, operating and maintenance logs, equipment performance measurements, policies or evidence of insurance, licenses, payroll, social security and withholding tax returns, operator agreements and other records pertaining to Seller's business and operations have been maintained in all material respects in accordance with the rules of the Commission, and (except where the failure to do would not have a material adverse effect upon the Assets or the business and operations of the Seller) as otherwise required by applicable laws, rules and regulations, with Buyer to be allowed reasonable access thereto during Seller's normal business hours.

                  3.10 Contracts. The contracts, agreements, leases and commitments set forth and described in Schedules 2.02(b), 3.15 and 3.16 (the "Seller Contracts") are all of the material contracts, agreements, leases and commitments relating to the Assets or to Seller's business and operations. Seller has not entered into any agreement or understanding, whether written or oral, which was intended by them to waive any of their respective rights under any such Seller Contracts. Seller has delivered true and complete copies of all such Seller Contracts (and all amendments and modifications thereto) to Buyer prior to the execution of this Agreement. The unperformed obligations ascertainable from the terms on the face of such Seller Contracts (and such amendments or modifications thereto), are the only existing unperformed obligations thereunder. Each Seller Contract is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, the Seller, and to the best of Seller's knowledge, against the other parties to such Seller Contracts. Seller has complied with all of the material provisions of such Seller Contracts and are not in default thereunder, and there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. So far as Seller reasonably knows, there has not been (i) any failure of any party to any such Seller Contract to comply with all material provisions thereof, (ii) any material default by any party thereunder, (iii) any threatened cancellation thereof, (iv) any outstanding dispute thereunder, or (v) any basis for any claim of material breach or default thereunder.

                  3.11 Conflicts. Except as set forth in Schedule 3.11, the execution and delivery of this Agreement and the agreements and instruments referred to herein, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not conflict with or violate any law, ordinance, regulation, order, award, judgment, injunction, restrictive covenant or decree applicable to Seller or Newco, or applicable to the Assets or to Seller's business and operations, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller, Newco or any other of such parties, or any contract, agreement, lease, commitment, or written understanding to which Seller, Newco or any of such other parties is a party or by which Seller, Newco or any of such other parties are bound or to which any of the Assets or Seller's business and operations are subject, or result in the acceleration of any indebtedness or in the creation of any Encumbrance upon the Assets (whether by virtue of a written or verbal agreement) which, in either case, would have a material adverse effect upon the Assets or Seller's business and operations.

                  3 .12 Tax Matters

         Except as otherwise set forth in the Schedule 3.12 attached hereto and made a part hereof (the "Tax Disclosure Schedule"), Seller and Parent hereby jointly and severally represent and warrant the following (and to the extent that any of the following provisions consist of covenants or agreements, such provisions shall be considered to be covenants or agreements as if set forth in
Section 7 of this Agreement):

                  3.12(a)     Definitions

                  (i) The term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise-, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                  (ii) The term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                  (iii) The term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

                  (iv) The term "Period" shall mean any taxable year or any other time interval or part thereof which is treated as a taxable year for purposes of the Code, and for any taxable year which has not ended prior to the Closing Date, it shall mean the portion of such taxable year beginning on the first day of the taxable year and ending on and including the Closing Date. When used in the context of any other Taxes, "Period" shall mean any other taxable year or time interval or part thereof with respect to which any such Tax may be imposed under any applicable statute, rule, or regulation, up to and including the Closing Date.

                  (v) The term "Final Determination" shall mean, in the context of Taxes, with respect to any issue or item for any Period (a) a final, non-appealable decision by a court of competent jurisdiction; (b) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit for such Period may thereafter be made; (c) the execution by or on behalf of the taxpayer and the IRS of a closing agreement under Section 7121 of the Code or a similar agreement with the state taxing authority (a "Closing Agreement"); (d) the acceptance by the IRS or its counsel or by a state taxing authority or its counsel of a tender pursuant to an offer in compromise pursuant to, respectively, Section 7122 of the Code or a similar state law or regulation (a "Tender") (Closing Agreement and Tender being referred to herein collectively as a "Settlement"); (e) the execution of a Form 870AD; or
                         (f) any other final and irrevocable determination of the tax liability of a party to this Agreement (or any Affiliate of a party which is binding on such party) for any Period. In the context of any other Taxes, "Final Determination" shall mean, with respect to any issue or item for any Period, any final, non-appealable and irrevocable determination of the Tax liability of a party to this Agreement (or an Affiliate of a party which is binding on such party) for any Period.

                  (vi)   The term "IRS" means the Internal Revenue Service.

                  3.12(b) Filing of Returns. Seller and Newco have or will cause to be properly completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the Closing Date and will provide notice to Buyer of any and all returns with filing dates occurring during the month of Closing. As of the time of filing, the foregoing Returns correctly reflected or reflect the facts regarding the income, business, assets, operations, activities, status or other matters of Seller or Newco or any other information required to be shown thereon. In particular, and without in any manner limiting the foregoing, none of the foregoing Returns contains any position which is or would be subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law). An extension of time within which to file any Return which has not been filed has not been requested or granted.

                  3.12(c) Payment of Taxes. With respect to all amounts in respect of Taxes imposed upon Newco, or for which Newco is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of period ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Newco to taxing authorities or others on or before the Closing Date have been paid.

                  3.12(d) Liens. There are no liens for Taxes upon the Assets.

                  3.12(e) Prior Affiliated Groups. Except for the group of which Seller is presently a member, Newco has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

                  3.12(f) Tax Elections. All material elections with respect to Taxes affecting Newco as of the Closing Date are set forth in the Tax Disclosure Schedule.

                  3.12(g) Safe Harbor Lease Property. None of the Assets is property which Newco is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                  3.12(h) Security for Tax Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  3.12(i) Tax Exempt Use Property. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  3.12(j) No Withholding. The transactions contemplated herein are not subject to tax withholding pursuant to Code Section 3406, or of subchapter A of Chapter 3 of the Code or of any other similar provision of law.

                  3.12(k) Existing Partnerships. Except as set forth in the Tax Disclosure Schedule, Newco is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                  3.12(1) Tax Elections.

                  (i) Section 338(h)(10) Elections. At Closing, Seller or Parent, as appropriate, and Buyer shall make effective elections under Sections 338(g) and 338(h)(10) of the Code (and any comparable elections under state and local law). Such Section 338(h)(10) election shall be executed with respect to Newco pursuant to the procedures specified in Treas. Reg. Sec. 1.338(h)(10)-1 or in regulations promulgated in lieu thereof. (Said Section 338(g) election and Section 338(h)(10) election hereinafter referred to collectively as the "Elections".) Seller and Buyer will cause their appropriate Affiliates to enter into the Elections to the extent required by Section 338 of the Code and regulations thereunder. Prior to the Closing, Seller shall deliver to Buyer a duly executed IRS Form 8023 (but without the required schedules thereto) and all requisite state forms, without schedules (the "Forms") which names Newco as the "Original Target" in Section B of the Forms. Buyer and its representatives may review and comment on the Forms prior to the Closing. Seller and Buyer shall complete and execute the Forms no later than the Closing Date. As soon as practical following the Closing Date, Seller and Buyer shall timely and properly file the Forms, together with all exhibits, schedules, attachments, corrective statements and additional filings required by Treas. Reg. Sec. 1.338-l(e) and 1.338(h)(10)-l(d), reflecting the Purchase Price Allocation (as defined in subsection (iii) below, and as determined and provided for in subsections (ii) and (iii) below), with the appropriate IRS office or offices and each party shall furnish the other party with a true and correct copy of the Forms as and when filed.

                  (ii) Purchase Price Allocation. As provided in subsection
     (iii) below, and in accordance with the guidelines set forth in Internal Revenue Service regulations and revenue rulings, Seller and Buyer shall mutually agree upon the Allocations; provided, however, that if Seller and Buyer cannot agree, Seller and Buyer will mutually select an independent appraiser to resolve such dispute (or, if Seller and Buyer cannot agree on an independent appraiser, Seller and Buyer will each select an independent appraiser which appraisers will select a third independent appraiser to resolve the dispute). In any event, Seller and Buyer shall, with or without the use of an appraiser or appraisers, agree upon the Allocations within six (6) months after the Closing Date.

                  (iii) Adjusted Grossed-Up Basis; Allocations. Promptly after receipt of the appraisal described in Section 3.12(1)(ii) hereof, Seller and Buyer shall act together in good faith to (i) determine and agree upon the amount of the modified adjusted deemed selling price ("MADSP") of Newco Assets (within the meaning of Treasury Regulation Section 1.338(h)(10)-l(f)(2)), and (ii) agree upon the allocation of the MADSP among the Assets in accordance with Section 338(b)(5) of the Code and the regulations promulgated thereunder (the "Allocations"). Seller shall calculate gain or loss, if any, resulting from the Elections in a manner consistent with such Allocations and shall not take any position inconsistent with the Allocations in any Return or otherwise; provided, that Buyer shall determine the adjusted grossed-up basis ("AGUB") of Newco Assets pursuant to Treasury Regulation Section 1.338(h)-1 and allocate that amount in a manner consistent with the Allocations and shall not take any position inconsistent with the Allocations in any Return or otherwise; provided, that Buyer shall be entitled to include its transaction costs in the AGUB for purposes of allocating among the Assets.

         (iv) Tax Indemnification Matters.

         A. Indemnification. Buyer shall indemnify and hold Seller harmless from any adverse effect against Seller from a federal, state, local or other tax perspective (including penalties related thereto) resulting solely from the Elections; provided, however, that Buyer may offset against any amount due to Seller under this subsection (iv) an amount equal to any benefit to Seller resulting from a federal, state, local or other tax perspective resulting solely from the Elections.

         B. Procedural Rules. In the event that Buyer would be liable to Seller for the payment of Taxes under subsection (iv)(A) above (the "Election Taxes") and such Taxes, if asserted, assessed or imposed, are asserted, assessed or imposed on Seller, the Buyer, in its sole and absolute discretion, may elect to participate in any audit or post-audit proceeding involving any such Taxes and/or to contest or to require the Seller to contest any assertion that any such Taxes are payable in any proceedings allowed by law and available to the Seller or Buyer. In the event that the Seller receives any notice, inquiry or other communication of any nature from the IRS or other Tax authority relating to a matter described in
     Section 3.12(1) or to the effect that an audit is to be conducted of, or an assessment may be made against, the Seller for any Taxes for which the Buyer may be liable under this subsection (iv) (a "Tax Notice"), the Seller will notify the Buyer not less than ten (10) business days prior to the expiration of the time period specified in the Tax Notice to respond (unless such time to respond is less than ten (10) business days, in which case Seller will notify Buyer as promptly as possible), whereupon the Buyer will notify Seller within ten (10) business days after receipt of such Notice from the Seller (or within such shorter time period if the time to respond is less than ten (10) days) whether it desires to contest or require the Seller to contest such Taxes, or in the case of any audit, to participate therein. Except as otherwise provided below, (i) the Buyer will have no obligation to make any payment of the Taxes being contested to the Seller under subsection (iv)(A) above until there is a Final Determination with respect to such Taxes, and (ii) the Seller will not settle any such contest before the conclusion of such contest or enter into any agreement with respect to the conduct of such contest without the written consent of the Buyer (which consent will not be unreasonably withheld). The Seller and the Buyer will cooperate to the extent necessary to permit the Buyer or the Seller to contest such Taxes in accordance with this subsection (iv)(B). The Buyer shall be obligated to pay Seller all reasonable costs and expenses relating to contesting any Taxes for which Buyer may be liable or to participating in any audit with respect to any Taxes for which Buyer may be liable.

         Where the Buyer elects to contest or require the Seller to contest any Taxes hereunder or to participate in any audit thereof, the Buyer will have the right to: (i) control all proceedings in connection with such contest or audit to the extent they relate solely to Election Taxes ("Buyer's Contested Taxes"), (ii) to the extent allowed by law, at Buyer's sole option, (a) pursue or forego any and all administrative appeals, proceedings, hearing and conferences in respect of any proposed adjustment, and (b) either pay the Buyer's Contested Taxes required by any proposed adjustment or action and sue for a refund where applicable law permits such refund suits, or not pay the Buyer's Contested Taxes and contest the proposed adjustment or action in any permissible forum, and (iii) determine, in its sole discretion, the timing and amount of any payment or deposit of Buyer's Contested Taxes, the submission and content of documentation, returns or other tax forms, protests, memoranda of fact or law and briefs, the conduct of witnesses and the negotiation of stipulations of fact relating to any Buyer's Contested Taxes; provided, however, if the Buyer's Contested Taxes represent less than fifty percent (50%) of the amount of the taxes that are the subject of any contest or audit to which the Seller is subject, the Buyer shall be entitled to consult with the Seller to the extent such contest or audit relates to the Buyer's Contested Taxes and Seller shall have the sole right to control all proceedings in connection with such contest or audit.

         In the event that a judgment of the United States Tax Court or other court of competent jurisdiction results in an adverse determination to Seller with respect to any Buyer's Contested Taxes, then the Buyer will have the right to cause the Seller to appeal to a court of competent jurisdiction from such adverse determination at Buyer's sole cost and expense.

         The parties will cooperate with each other and with their respective Affiliates in the negotiation and settlement of any proceedings described in this subsection (iv)(B). The Buyer and Seller will each provide to the other, or cause to be provided to the other, necessary authorizations, including powers of attorney, to control any proceedings which the Buyer or Seller may control pursuant to this subsection (iv)(B).

         Notwithstanding anything to the contrary in this subsection (iv)(B), the Seller may, with written permission from the Buyer (which permission will not be unreasonably withheld) pay any Buyer's Contested Taxes and terminate any audit, contest or proceeding with respect to such Buyer's Contested Taxes so paid, provided, however, (i) Buyer and Seller shall have agreed as to the amount so relating to the Election for which Buyer may be liable to Seller under this subsection (iv)(B) (the "Election Liability Amount") and (ii) Buyer shall have deposited such Election Liability Amount in an account designated by Seller pursuant to Seller's right to indemnification under Section 3.12(1)(iv)(A). If Buyer does not give such consent and Seller elects to continue with the audit, contest or proceeding, then Buyer will pay all penalties and interest on that portion of the Taxes other than the Election Liability Amount (the "Sellers Liability Amount"), unless Seller is entitled by applicable law or otherwise to deposit all or a portion of the Seller's Liability Amount with a state taxing authority so as to stop the accrual of interest and penalties on such amounts, in which case Seller shall deposit any such amount with the appropriate taxing authority and Buyer shall not be liable for any penalty or interest relating to the amount that is so deposited and Seller shall be entitled to be indemnified pursuant to Section 3.12(1)(iv)(A).

                  3.12(m) Notices. Buyer and Seller shall each promptly give written notice to the other of any examination, audit, inquiry, or proposed or actual assessment by a federal, state, or local taxing authority covering any potential liability for Taxes where a right may exist of one party to demand payment for such Tax from, or be indemnified by, the other party.

                  3.12(n) Termination of Existing Tax-Sharing Agreements. All tax-sharing agreements or similar arrangements with respect to or involving Newco shall be terminated prior to the Closing Date, and, after the Closing Date, Newco shall not be bound thereby or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  3.12(o) Tax Elections. No material elections with respect to Taxes affecting Newco shall be made after the date of this Agreement without the prior written consent of Buyer, other than the Elections (and then only in accordance with Section 3.12(1).

                  3.12(p) Cooperation and Records Retention. Seller and Buyer shall (i) each provide the other, and Buyer shall cause Newco to provide Seller, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, and Buyer shall cause Newco to retain and provide Seller, with any records of other information which may be relevant to such Return, audit or examination, proceeding or determination, and
(iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Return of the other for any period.

         Without limiting the generality of the foregoing, Buyer shall retain, and shall cause Newco to retain, and Seller shall retain, for seven (7) years, copies of all Returns, supporting work schedules and other records or information which may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with one hundred twenty (120) days notice for a reasonable opportunity to review and copy the same.

                  3.13 Employee Benefit Plans.

                  3.13(a) Except as described in Schedule 3.13(a), neither Seller nor any Affiliates (as defined below) including but not limited to Newco, have at any time established, sponsored, maintained, or made any contributions to, or been parties to any contract or other arrangement or been subject to any statute or rule requiring it to establish, maintain, sponsor, or make any contribution to, (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA")) ("Pension Plan"); (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or (iii) any deferred compensation agreement, plan or arrangement; bonus plan or arrangement; stock option or stock purchase plan; incentive award plan or arrangement; personnel policy; vacation policy; severance pay plan, policy, program or agreement; retiree benefit plan or arrangement; fringe benefit program or practice (whether or not taxable); employee loan; consulting agreement; employment agreement; and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described above as a Pension Plan or Welfare Plan, and any insurance contracts relating thereto ("Other Plan"). Seller and the Affiliates have no obligations or liabilities (whether accrued, absolute, contingent, or unliquidated, whether or not known, and whether due or to become due) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) or Other Plan that is not listed in Schedule 3.13(a). For purposes of this Section 3.13, the term "Affiliate" shall include all Persons under common control with Seller within the meaning of Sections 4001(a)(14) or (b)(1) of ERISA or any regulations promulgated thereunder, or Sections 414(b), (c), (m) or (o) of the Code).

                  3.13(b) Each plan or arrangement listed in Schedule 3.13(a) (and any related trust, insurance contract, or other vehicle pursuant to which benefits under such plans or arrangements are funded or paid) has been administered in all respects in full compliance with its terms and in both form and operation is in full compliance with applicable provisions of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1986 and regulations thereunder, and other applicable law. Each Pension Plan listed in Schedule 3.13(a) has been determined by the Internal Revenue Service to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, and nothing has occurred or been omitted since the date of the last such determination that resulted or will result in the revocation of such determination. Seller and the Affiliates have made all required contributions or payments to or under each plan or arrangement listed in Schedule 3.13(a) on a timely basis and have made adequate provision for reserves to meet contributions and payments under such plans or arrangements that have not been made because they are not yet due.

                  3.13(c) Except with respect to the Administrative Services Agreement, the liability assumed under Section 2.02(a) relating to accrued vacation pay, and the obligations to be performed after the Closing Date under the Ahto Employment Agreement and the Ahto Noncompetition Agreement, neither Newco nor Buyer will have any obligations or liabilities to, or related to, any individual (or beneficiary of any individual) in connection with such individual's employment by Seller or Parent including, but not limited to, obligations arising in connection with Seller's or Parent's termination of his or her employment with Seller or Parent at or prior to Closing, including, without limitation, any and all benefits under or related to any Pension Plan, any Welfare Plan, any Other Plan or any other benefit or obligation of whatsoever nature, arising out of the employment relationship between Seller or Parent and such individual.

         3.14 Environmental Matters.

                  3.14(a) Hazardous Materials. For purposes of this section, "Hazardous Materials" means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 9601 et seq.; the Clean Water Act, 33 U.S.C. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f ~.; the Clean Air Act, 42 U.S.C. 7401 et seq.; or other applicable federal, state, or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances in effect as of the date of this Agreement relating to the protection of human health and the environment (collectively "Environmental Laws"). "Hazardous Materials" includes but is not limited to polychlorinated biphenyls (PCBs), petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos, mercury and lead-based paints.

                  3.14(b) Release. For purposes of this section, "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing, or release of Hazardous Materials from any source (including, without limitation, the Property and property adjacent thereto) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer,-septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Property, which occurred at any time prior to the Closing Date.

                  3.14(c) Environmental Representations and Warranties.

                  (i) There are no pending or, to the knowledge of Seller, threatened actions, suits, claims, legal proceedings or any other proceedings based on Hazardous Materials or the Environmental Laws relating to the Property, or any part thereof, or otherwise arising from Seller's activities at the Property involving Hazardous Materials;

                  (ii) There are no conditions, facilities, procedures or any other facts or circumstances involving Hazardous Materials (a) present at the Property or related Improvements, or disposed of by Seller upon or from the Property or related Improvements, or (b) that, to Seller's knowledge, could give rise to claims, expenses, losses, liabilities, or governmental action against Buyer, including without limitation the following conditions arising out of or attributable to the Assets or Seller's business and operations: (A) the presence of any Hazardous Materials on the Property or the Release of any Hazardous Materials by Seller or its Affiliates into the environment from the Property;
(B) the off-site disposal of Hazardous Materials originating on or from the Property from Seller's or its Affiliate's business and operations; (C) the Release of any Hazardous Materials by Seller or its Affiliates into any storm drain, sewer, septic system or publicly owned treatment works; (D) any noncompliance with federal, state or local requirements governing occupational safety and health, or the presence or Release in or into the air, soil or water supply systems of the Property of any Hazardous Materials; or (E) any facility operations, procedures or designs, which do not conform to the statutory or regulatory requirements of any Environmental Laws.

                  (iii) Neither polychlorinated biphenyls, mercury, nor asbestos-containing materials are present on or in the Assets, the Property or the Improvements relating thereto.

                  (iv) Except as set forth on Schedule 3.14(c)(iv) attached hereto and made a part hereof, the Property contains no underground storage tanks, or underground piping associated with tanks, used currently or in the past for the management of Hazardous Materials.

                  (v) Seller has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Laws, which permits, licenses, certificates and approvals are described on Schedule 3.14(c)(v) attached hereto.

                  3.14(d) Buyer Investigation. Seller hereby grants to Buyer, or if appropriate, Seller shall cause its Affiliate to grant to Buyer, a license (to the extent that Seller or such Affiliate itself has such a license) to enter and inspect the Property. Such inspections, if any, shall be completed prior to Closing. In order to complete such investigation, Buyer or its designated consultant shall have the right but not the obligation: (1) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Property, in a manner consistent with good engineering practice; (2) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Materials or other environmental conditions; and (3) to inspect all buildings and equipment at the Property for asbestos-containing materials or other Hazardous Materials. Buyer agrees to conduct such investigations in a manner that minimizes the disruption to Seller's business activities, and Seller agrees to permit Buyer reasonable access to all portions of the Property during business hours. Buyer shall have the unilateral right, in its sole discretion, to terminate its obligations under this Agreement without penalty on or before the completion of the investigation if the investigation reveals any condition, contamination or pollution existing or resulting from the operation or possession of the Property or the conduct of any business or operations thereon that have given or are likely to give rise to a material unsatisfied on-site or off-site response, removal, closure or remedial obligations under any of the Environmental Laws or have had or are likely to have a material adverse effect upon Buyer's intended use of the Property or the Assets. Buyer agrees to keep and hold confidential any and all reports, summaries, studies or results that are the product of such investigations, and not to disclose such reports without the written consent of Seller or unless required to do so by applicable law.

                  3.15 Labor Relations. There are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending or threatened between Seller and any of its employees or agents or any union or collective bargaining unit. Seller has complied and is in compliance in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunity, and the withholding of income taxes and social security contributions, insofar as they relate to the Assets or to Seller's business and operations. Except as set forth in Schedule 3.15 hereto, there are no collective bargaining agreements, employment agreements between Seller and any of its employees or professional service contracts not terminable at will relating to the Assets or Seller's business and operations. The consummation of the transactions contemplated hereby will not cause Newco or Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any Person or entity. Seller has previously delivered to Buyer an accurate and complete list of all employees whose employment relates to the Assets or to Seller's business and operations, and the positions and the rate of compensation (including salary, bonuses and commissions) of each such employee.

                  3.16 Insurance. Schedule 3.16 contains a list of all policies of title, property, fire, casualty, liability and other forms of insurance of any kind relating to the Assets or Seller's business and operations, including policy numbers, policy periods, policy limits, and retention or deductible amounts, and any pending claims thereunder. All such policies: (i) are in full force and effect; (ii) are sufficient for compliance in all material respects by Seller with all requirements of law and of all agreements to which Seller is a party; (iii) are valid and enforceable policies; and (iv) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide customary insurance coverage for the Assets.

                  3.17 Disclosure. No representation or warranty by Seller in, and no document, statement, certificate, opinion letter, schedule or exhibit to be furnished or delivered to Buyer pursuant to, this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

         4. Representations and Warranties by Buyer. Buyer represents, warrants and covenants to Seller as follows:

                  4.01 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all the requisite corporate power and corporate authority to enter into and perform the terms of this Agreement and the agreements and instruments to be executed by Buyer and to carry out the transactions contemplated hereby and thereby.

                  4.02 Authorization. The execution, delivery and performance of this Agreement and of the other agreements and instruments to be executed by Buyer hereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other agreement and instrument to be executed by Buyer hereunder will constitute, a valid and binding agreement and obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditor's rights and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Except for the consent of the Commission to the assignment to Newco of the Licenses, the consent of the Commission to the change of control of such Licenses that will occur upon Buyer's purchase of the Stock, and the requirements of the HSR Act, the execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments to be executed by Buyer hereunder will not require the consent, approval or authorization of any Person, entity or governmental authority.

                  4.03 Qualification as Licensee. Buyer does not reasonably know of a reason why it should not be found by the Commission to be qualified under the Communications Act of 1934, as amended, and the Commission's rules and regulations to obtain control of the Licenses by virtue of its purchase of the Stock.

                  4.04 Disclosure. No representation or warranty by Buyer in, and no document, statement, certificate, opinion letter, schedule or exhibit to be furnished or delivered to Seller pursuant to, this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

                  4.05 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened, against or affecting the Buyer which would, or would be reasonably likely to, materially impair the consummation of the transactions contemplated by this Agreement.

                  4.06 Conflicts. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Buyer's certificate of incorporation or bylaws or result in a breach of or constitute a default under any term in any agreement or other instrument to which Buyer is a party.

                  4.07 Investment in Stock. The Stock shall be acquired by Buyer for investment for Buyer's account, not as nominee or agent for any Person, and not with a view to the sale or distribution of all or any part thereof, and Buyer has no present intention of selling, granting participation in or otherwise distributing the same. Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Stock. Buyer understands that the transfer of the Stock is not registered under the Securities Act on the ground that the sale of such Stock is made in reliance upon applicable exemptions from the registration requirements of the Securities Act of 1933 and is similarly exempt under any other applicable securities laws.

         5. Application for Commission Consent. As promptly as practicable and no later than ten (10) days following the execution of this Agreement, Seller and Buyer shall participate in the filing of an application with the Commission requesting its written consent to the assignment of the Licenses (and any extensions and renewals thereof) from Seller to Vyvx, and to file an application with the Commission for an STA. Seller and Buyer will diligently take, or fully cooperate in the taking of, all necessary, desirable and proper steps, and provide any additional information reasonably requested, and otherwise use their reasonable efforts to obtain promptly the requested consent and approval of the applications by the Commission; provided that none of the parties hereto shall have any obligation to take any unreasonable steps to satisfy complainants, if any. Seller and Buyer shall have the right to refuse to complete the Closing, and to terminate this Agreement, in the event that the consents and approvals described in this Section are conditional or are inadequate, and the satisfaction of such condition or the rectification of such inadequacy would have a material adverse effect on the value of this transaction. Each party shall bear its own internal costs and expenses with regard to this Section; however, Buyer shall bear the expense of the application filing fees and other administrative costs imposed by the Commission.

         6. Hart-Scott-Rodino. As promptly as practicable and no later than ten
(10) days following the execution of this Agreement, Seller and Buyer (or their respective parent companies, as appropriate) shall complete any filing that may be required pursuant to the HSR Act, or shall mutually agree that no such filing is required. Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of the HSR Act. Each party shall bear its own internal expenses with regard to this Section; however, Buyer shall bear the expenses of the application filing fee and the associated administrative costs.

         7. Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

                  7.01 Negative Covenants. Pending and prior to the Closing, Seller will not, and will not permit any Affiliates to, without the prior written approval of Buyer, do or agree to do any of the following:

                         7.01(a) Dispositions: Mergers. Sell, assign, lease or
otherwise transfer or dispose of any of the Assets; or merge or consolidate with or into any other entity or enter into any agreements relating thereto if such merger or consolidation would effect a change of control of the Assets; provided, however, that Seller and the other parties described above may sell, assign, lease or otherwise transfer or dispose of any Asset described in Schedule l(e) if such Asset is expended in the ordinary course of business, consistent with such party's past business practices and with customary practices in the satellite broadcast industry.

                         7.01(b) Accounting Principles and Practices. Change or
modify any of Seller's accounting principles or practices or any method of applying such principles or practices if such principles, practices or method relate to or affect the Assets or Seller's business and operations.

                         7.01(c) Additional Contracts. Materially modify or
amend any Seller Contract or enter into any other contracts, leases, commitments, understandings, licenses, or other agreements relating to or affecting the Assets or Seller's business and operations (collectively, "Additional Contracts") or incur any obligation or liability (contingent or absolute) relating to or affecting the Assets or Seller's business and operations; provided, however, that Seller may enter into such Additional Contracts in the ordinary course of business consistent with such party's past business practices and with customary practices in the satellite broadcast industry, so long as (i) such Additional Contracts do not, without Buyers prior written consent, involve payments or obligations in excess of Twenty Thousand Dollars ($20,000.00) for each such Additional Contract in any month, or One Hundred Thousand Dollars ($100,000.00) for all such Additional Contracts in any month in the aggregate, and (ii) each such Additional Contract is terminable by such party on not more than thirty (30) days' prior written notice, unless Buyer provides its prior written consent otherwise.

                         7.01(d) Breaches. Do or omit to do any act (or permit
such action or omission) which will cause a material breach of any Seller Contract, employment contract, or any other contract, understanding, commitment, obligation, lease, license or other agreement to which Seller is a party or by which Seller is bound and which relates to or affects the Assets or Seller's business and operations.

                         7.01(e) Actions Affecting Licenses or Contracts. Do or
omit to do any act which may jeopardize the validity or enforceability of or rights under the Licenses, or any material lease or other contract, or which materially diminishes the value thereof.

                         7.01(f) Accounts. Accelerate the collection of Accounts
Receivable, or decelerate the payment of accounts payable, except to conform with Seller's past business practices.

                         7.01(g) Offers to Employees. Offer employment to any
employees that are involved regularly as consultants or otherwise in Seller's business and operations as currently conducted, other than for employment relating to Seller's business and operations, or take any action at any time to prevent or to discourage any such employee from remaining employed in connection with Seller's business and operations.

                         7.01(h) Solicitation. Take any action, either directly
or indirectly, through its Affiliates, any agent or otherwise, to solicit or accept from, or discuss or explore with, any other Person or entity any offer or pursue any expression of interest in or with respect to an acquisition, combination or similar transaction involving the Assets or Seller's business and operations.

                         7.01(i) Compensation. Increase in any manner the
compensation of any of the officers or other employees of Seller, except such increases as are granted in the ordinary course of business in accordance with Seller's customary practices (which will include normal periodic performance reviews and related compensation and benefit increases).

                  7.02 Affirmative Covenants. Pending and prior to the Closing Date, Seller (and Parent if applicable) will:

                         7.02(a) Preserve Existence. Preserve its corporate
existence and business organization intact, maintain its existing franchises and licenses, use its commercially reasonable efforts to preserve for Newco and Buyer its relationships with suppliers, customers, employees and others having business relations with Seller, and keep all Assets in their present condition, ordinary wear and tear excepted.

                         7.02(b) Normal Operations. Subject to the terms and
conditions of this Agreement (including, without limitation, Section 7.01), (i) carry on Seller's business and operations, including without limitation, the sale of services to customers, entering into other agreements, leases, commitments or understandings in the usual and ordinary course of business consistent with Seller's past business practices and with customary practices in the satellite broadcast industry; (ii) pay or otherwise satisfy all obligations relating to the Assets and Seller's business and operations as they come due and payable; (iii) maintain all of the Assets in customary repair, order and condition; (iv) maintain its books of account, records, and files in substantially the same manner as heretofore; (v) pay the salary of and any and all other compensation due to each Required Employee through the Closing Date,
(vi) expend the capital required to continue and maintain normal operations consistent with the projection model assumptions contained in Seller's cash flow quarterly forecast previously provided to Buyer by Christenberry Collet & Company, Inc., a copy of which is attached hereto as Exhibit B, including capital expenditures from and after September 1, 1996, through the Closing Date in an amount not less than $1,500,000 for the deployment and operation of a digital satellite network (the "Minimum Capital Expenditures") (which actual capital expenditures as of the date of this Agreement are set forth on Schedule 7.02(b)(iv), which schedule shall be updated as of the Closing Date), and (vii) notify Buyer immediately of any material adverse change in or to the Assets or to Seller's business and operations, including but not limited to physical damage to or destruction of any of the Assets, the termination of a Seller Contract other than as a result of the ending of its term, or the voluntary or involuntary termination of any member of management or economic harm to Seller's business and operations.

                         7.02(c) Maintain Licenses. Maintain the validity of the
Licenses, and comply in all material respects with all rules and regulations of the Commission.

                         7.02(d) Taxes. Pay or discharge when due and payable
all tax liabilities and obligations, including without limitation those Taxes which relate to the Assets or Seller's business and operations, unless being contested in good faith. Nothing in this Section shall limit the obligations of Seller set forth in Section 3.12.

                         7.02(e) Corporate Action. Take all corporate action
under the law of any state having jurisdiction over such parties necessary to effectuate the transactions contemplated by this Agreement and by the agreements and instruments called for hereunder.

                         7.02(f) Bulk Sales. Take all necessary action to comply
with all applicable bulk transfer and similar laws in connection with the transactions contemplated by this Agreement and the agreements and instruments called for hereunder.

                         7.02(g) Access. Give to Buyer and Buyer's authorized
representatives full and complete access upon reasonable notice during normal business hours to Seller's properties, books, records, contracts, commitments, facilities, premises, and equipment and to Seller's officers and employees, all of the foregoing to the extent that they relate to or affect the Assets or Seller's business and operations.

                         7.02(h) Other Information; Supplements to Schedules.
Provide to Buyer all such other information (including information regarding Seller's customers and suppliers) and copies of documents, as Buyer may reasonably request, provided that they relate to or affect the Assets or Seller's business and operations. Seller shall make reasonable efforts to, from time to time prior to the Closing, and shall in any event no later than two (2) business days prior to the Closing, supplement or amend the Schedules attached hereto with respect to any matter hereafter arising or discovered by Seller, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules (collectively, the "Amended Schedules").

                         7.02(i) Engineering Inspections. Prior to the Closing,
permit Buyer and Buyer's consulting engineers and other representatives, agents, employees and independent contractors, at Buyer's expense, to conduct engineering and other inspections of the Assets and the Seller's facilities in a manner so as not to disrupt the operations of the Seller.

                         7.02(j) Insurance. Maintain in full force and effect
through the Closing Date all of Seller's existing casualty, liability, and other insurance relating to or affecting the Assets or Seller's business and operations in amounts not less than those in effect on the date hereof..

                         7.02(k) Financial and Operating Data. Provide Buyer
with Financial and Operating Data that has been updated as of a date for which the Seller would have prepared financial statements in accordance with past practices, together with a verification thereof by the Chief Financial Officer of Seller. All of such updated Financial and Operating Data shall comply with the requirements concerning Financial and Operating Data set forth in Section 3.04.

                         7.02(1) Violations. Upon receiving notice or otherwise
becoming aware of any violation relating to the Licenses, or relating to the Assets or Seller's business and operations, of any rules and regulations of the Commission, or any material violations under any other applicable statutes, rules, regulations, or laws, promptly notify Buyer and, at Seller's expense, take reasonable actions to cure all such violations prior to the Closing Date.

                         7.02(m) Consents. Use reasonable efforts to obtain
third party consents required to assign to Newco those agreements on Schedule 3.05(e)(iii). Seller shall not be required to pay any premiums or similar amounts to obtain any consent unless expressly required by the terms of the subject agreement.

         7.03 Confidentiality. The fact and existence of this Agreement and other agreements contemplated hereunder, the terms and conditions contained herein, as well as the substance of any negotiations between the parties with respect to the matters contemplated herein will be deemed confidential and subject to the provisions of the Nondisclosure Agreement, and will not be disclosed to third parties, including without limitation, by means of a press release, without the prior consent of Buyer or Seller, as the case may be, unless otherwise required by law.

         7.04 Employees.

                         7.04(a) Offers of Employment. Buyer shall not be
obligated to hire or continue to employ any particular employee or employees of Seller or Parent. Buyer shall have the option, but not the obligation, to interview and extend, in its sole discretion, offers of employment (subject to Closing) to the management and other employees of Seller and to such employees of Seller's Affiliates (including the Parent) whose daily activities are primarily related to Seller's business and operations, and to such additional employees of Seller or its Affiliates as the parties may agree in writing, on terms and conditions satisfactory to Buyer.

                         7.04(b) Designated Employees. Seller shall enter into
the Administrative Services Agreement as of the Closing Date. Seller agrees, and the Administrative Services Agreement shall provide, that those employees of Seller and its Affiliates whose daily activities are primarily related to Seller's business and operations who (i) are not hired by Buyer at Closing and
(ii) are retained by Seller under the terms of the Administrative Services Agreement (collectively, the "Designated Employees") shall be retained as employees of Seller, with Buyer reimbursing Seller for the associated salaries, benefits, insurance premiums and other items described in the Administrative Services Agreement. Seller's obligation under the Administrative Services Agreement to provide the services described therein shall not limit Seller's right to terminate certain Designated Employees (for cause or otherwise) or otherwise exercise its rights as the employer of the Designated Employees.

                         7.04(c) Severance Pavements: Bonus. Seller agrees, and
the Administrative Services Agreement shall provide, that Seller and Buyer shall be responsible for severance payments as follows:

(i) As to Designated Employees in Forest City, Iowa (the "Forest City Designated Employees"):

           A. Buyer shall be responsible for severance payments (based on Buyer's severance policies) for all Designated Forest City Employees who are hired by Buyer at any time.

           B. If a Designated Forest City Employee is not hired by Buyer:

           (I) If that employee remains at his or her position in Forest City, Iowa, until such position is eliminated, and such employee is terminated by Seller during the term (or upon the end of the term) of the Administrative Services Agreement, Seller shall be responsible for that employee's severance payment based on Seller's severance policy (the "Base Seller Severance") and Seller shall pay an additional severance to such employee in an amount equal to fifty percent (50%) of the Base Seller Severance (the "Added Severance"). Buyer shall reimburse Seller for the amount of the Added Severance.

           (II) If that employee does not remain at his or her position in Forest City until such position is eliminated, Seller shall be responsible for that employee's Base Seller Severance, if any, but such employee shall not be entitled to an Added Severance.

(ii) Buyer shall be responsible for severance payments for all Designated Employees not located in Forest City, Iowa (the "Non-Forest City Designated Employees"), which severance shall be paid as follows:

           (a) If the Designated Non-Forest City Employee is terminated by Seller and hired by Buyer, then Buyer shall, upon its termination of such employee, be responsible for such employee's severance payment, if any, based on Buyer's severance policy.

           (b) If the Designated Non-Forest City Employee remains at his or her position until such position is eliminated, and such employee is terminated by Seller during the term (or upon the end of the term) of the Administrative Services Agreement, then Seller shall be responsible for that employee's Base Seller Severance and Added Severance (based on Seller's severance policy), both of which Buyer shall reimburse to Seller.

           (c) If the Designated Non-Forest City Employee does not remain at his or her position until such position is eliminated, then Seller shall be responsible for that employee's Base Seller Severance (based on Seller's severance policy), if any, for which Buyer shall reimburse Seller, and such employee shall not be entitled to an Added Severance

(iii) Seller shall pay to each of Theodore L. Henry, Richard H. Leet, II, and Tom O. Mikkelsen (each being a "Designated Manager") a bonus based upon the following terms and conditions:

         A. The Designated Manager will remain employed by Seller or Vyvx for a period of at least six (6) months following the Closing Date, unless terminated for gross negligence or willful misconduct

         B. During the six (6) month time period, the Designated Manager will receive equivalent benefits to those he is currently receiving (subject to the terms of Section 8.03 below if employed by Buyer) and will be paid at his current salary level.

        C. During the six (6) month time period, the Designated Manager will not be required to transfer to another geographic location in order to maintain his employment.

         D. If the Designated Employee remains with Seller (or is hired by Buyer and remains with Buyer) for a period of six (6) months after the Closing Date, he will receive a bonus in an amount equal to one year's pay at his current salary. This bonus is in lieu of any other severance pay to which such Designated Manager may have been entitled.

         E. If the Designated Manager voluntarily leaves employment prior to the six (6) month time period or if he is terminated for gross negligence or willful misconduct, he will not receive the above-mentioned bonus.

                         7.04(d) WARN Act Compliance. Seller, acknowledges, and
the Administrative Services Agreement shall provide, that Seller, as employer of Designated Employees, is the appropriate party to issue any notice required to be given at any time under the WARN Act with respect to Designated Employees in Forest City, Iowa. Seller agrees that it shall provide, (i) to such Designated Employees who are still employed by Seller in Forest City, Iowa, and providing services to Buyer pursuant to the Administrative Services Agreement and, (ii) to the appropriate governmental entity, such written notices as are required by the WARN Act. Seller shall fulfill such obligations within the time periods prescribed by the WARN Act in the event Buyer notifies Seller of its intention to terminate utilization of the services of Designated Employees under the Administrative Services Agreement, close the Forest City, Iowa, facilities, or take other actions that, in the opinion of Seller's counsel, would require Seller to provide notice under the WARN Act; provided, however, that Buyer shall notify Seller of the foregoing matters no later than such date as will reasonably allow Seller to prepare and deliver the required notices no later than the number of days prior to the actions described as is required by the WARN Act.

                         7.04(e) Employee Restrictions For a period of six (6)
months following the Closing Date, neither Seller nor its Affiliates, nor any shareholders thereof nor any business enterprise in which Seller, its Affiliates or the respective shareholders thereof hold a controlling interest as of the Closing Date (collectively, the "Restricted Employers") will hire, without Buyer's prior consent, any individuals who are employees of Buyer or Newco (or their respective Affiliates) as of the date of determination and were employees of Seller (or any Affiliate of Seller that is acquired or whose assets are acquired by Buyer pursuant to this Agreement) as of the Closing Date (collectively, the "Restricted Employees"); provided, however, that if Newco or Buyer terminates such employees, Seller shall have the option to offer employment to such employees. For a period of two (2) years following the Closing Date, the Restricted Employers shall not solicit for employment any Restricted Employees without the prior written consent of Buyer.

                  7.05 Transfers Into Seller. All Assets that are to be transferred into Seller prior to being transferred or assigned from Seller to Newco shall be transferred or assigned in such a manner and upon such terms as are necessary to transfer to Seller title to the Assets of not less than the same quality of title that Newco is to obtain under the terms of this Agreement. Seller shall deliver to Buyer at Closing (i) true and correct copies of all agreements, assignments and other instruments of transfer that were executed, delivered and, where applicable, recorded in the appropriate public records by Seller in form sufficient to transfer to Seller title as described above and in form reasonably satisfactory to Buyer's counsel, and (ii) true and correct copies of such agreements or instruments as Buyer may reasonably request to confirm the authority of the parties to the agreements, assignments and instruments described above to enter into and perform the terms thereof and to bind the parties thereto.

                  7.06 Leased Assets. Seller shall exercise any applicable option to purchase or take other actions, at Seller's cost and expense, to obtain ownership of and transfer to Newco at Closing any Assets which are held by Seller under a capital lease, including without limitation Assets comprised of equipment on the Property, equipment in transit or equipment in storage, and including without limitation equipment leased under the capital leases on
Schedule 7.06A (the leases therefor being referred to collectively as the "Unassumed Capital Leases" and such leased equipment being referred to as the "Unassumed Capital Lease Equipment"), but excluding (i) equipment that Seller is unable to purchase prior to the end of the term of the subject capital lease due to an expressed prohibition in the terms of the capital lease and despite Seller's reasonable efforts to negotiate for the purchase of such equipment despite such prohibiting terms (such capital leases being referred to as the "Continuing Capital Leases" and such equipment being referred to as the "Continuing Capital Lease Equipment") which Continuing Capital Leases are described on Schedule 7.06B, and (ii) any office equipment used in the ordinary course of Seller's business such as photocopy machines, fax machines and postage meters (the leases for such office equipment being referred to as the "Continuing Office Equipment Leases" and such office equipment being referred to as the "Continuing Office Lease Equipment"), which Continuing Office Equipment Leases are described on Schedule 7.06C.

                  7.07 Amended Forest City Lease. Seller and Parent shall amend the Lease Agreement dated August 15, 1995, relating to the Property and Improvements in Forest City, Iowa (such lease, as amended, shall be referred to herein as the "Amended Forest City Lease"), so as to (i) terminate the lease term as of December 31, 1996, with any continuation thereof being on a month-to-month basis at Buyer's sole discretion through June 30, 1997, (ii) remove any security interest provided therein relating to any Assets located on the leased premises, and (iii) remove any provision providing for the leasing of equipment or other personal property to the lessee thereunder (any such personal property that constitutes Assets shall be purchased by Seller at or prior to Closing and transferred to Buyer free and clear of any Encumbrances).

                  7.08 Diggan Software. Parent and Seller shall, in addition to fulfilling their indemnification obligations in Section 15, take such actions as are necessary, at Parent's and Seller's sole expense, to allow Newco and/or Buyer (or their respective successors or assigns) to utilize in perpetuity, only to the same extent utilized by Seller as of the Closing Date or anticipated by Seller as of the Closing Date, without payment of royalties, license fees, damages or any other fees or costs, the software that is or was utilized by Seller and which was is or was the subject of either Diggan v. Cycle Sat, Inc., Law No. 14954-0295, In the Iowa District Court for Winnebago County, and any appeals thereof, or Diggan v. Cycle-Sat. Inc., et al, Civil Action No. C90-3020, United States District Court for Northern District of Iowa, and any appeals thereof (collectively, the "Diggan Software"), or procure for Newco and/or Buyer (or their respective successors or assigns), at Parent's and Seller's sole expense, the equivalent of the Diggan Software that may be utilized to the same extent as described above, in perpetuity, and without payment of royalties, license fees, damages or any other fees or costs. This covenant shall survive the Closing without limitation.

                  7.09 Winnebago. Seller shall obtain and transfer (or shall cause Parent to transfer) to Buyer at Closing, Buyer's choice of Parent's latest model of a Winnebago recreational vehicle with a minimum retail value of $80,000, with a full factory warranty (the "Winnebago"). If the actual retail value of the chosen Winnebago (with a retail value of not less than $80,000) is $90,000 or more, Buyer shall pay to Seller at Closing the difference between $90,000 and the retail value of such Winnebago. For the purpose of this Agreement, the Winnebago shall be deemed to be an "Asset" and shall be subject to all terms and conditions in this Agreement relating to Assets.

                  7.10 Cooperation. From the date hereof through the Closing Date, Seller will take all reasonable actions required of it in order to for Buyer to satisfy the conditions to Closing set forth in Section 10 of this Agreement, including cooperating with Buyer to obtain the FCC Order and the STA, and to obtain early termination of the HSR Act waiting period.


           8. Covenants and Agreements of Buyer. Buyer covenants and agrees with Seller as follows:

                  8.01 Confidentiality. The fact and existence of this Agreement and other agreements contemplated hereunder, the terms and conditions contained herein, as well as the substance of any negotiations between the parties with respect to the matters contemplated herein will be deemed confidential and subject to the provisions of the Nondisclosure Agreement, and will not be disclosed to third parties, including without limitation, by means of a press release, without the prior consent of Buyer or Seller, as the case may be, unless otherwise required by law.

                  8.02 Corporate Action. Prior to the Closing, Buyer shall take all corporate action under the law of the State of Delaware necessary to effectuate the transactions contemplated by this Agreement and the agreements or instruments called for hereunder.

                  8.03 Employee Issues. Buyer shall enter into the Administrative Services Agreement as of the Closing Date. In addition to the obligations under the Administrative Services Agreement, Newco shall assume the liabilities and obligations of Seller to be performed after the Closing Date under the Ahto Employment Agreement employment and the Ahto Noncompetition Agreement. Buyer agrees, and the Administrative Services Agreement shall provide, that if Buyer hires any employees of Seller or any Affiliate of Seller either upon the Closing Date, during the term of the Administrative Services Agreement or upon the termination thereof, Buyer shall give each of such employees credit for his or her prior service with Seller or its Affiliates with respect to those of Buyer's employee benefits which are substantially similar to the employee benefits offered to such employee by Seller (including, without limitation, vacation and severance benefits). Buyer shall not be obligated to give any employee credit for his or her prior service with Seller or its Affiliates with respect to those types of employee benefits which were not offered to such employee by Seller.

                  8.04 Cooperation. From the date hereof through the Closing Date, Buyer will take all reasonable actions required of it in order for Seller to satisfy the conditions to Closing set forth in Section 9 this Agreement, including cooperating with Seller to obtain the necessary consents, including the FCC Order and the STA, and to obtain early termination of the HSR Act waiting period.

                  8.05 Transfer Tax. Buyer will take all necessary action to provide for the payment of all applicable state sales, transfer and use taxes arising out of the transaction contemplated by this Agreement.

           9. Conditions Precedent to Buyer's Obligation to Close. The obligations of Buyer to purchase the Stock and to proceed with the Closing are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following conditions:

                  9.01 Representations and Covenants. (i) The representations and warranties of Seller and Parent made in this Agreement or in any agreement or instrument called for hereunder shall have been true and correct when made, and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and (ii) Seller and Parent, as applicable, shall have performed and complied with all covenants and agreements required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Seller or Parent prior to the Closing.

                  9.02 Consents. Seller shall have obtained prior to Closing (i) consents to the assignment to Newco of the contracts that are listed in Schedule 3.05(e)(iii) and consents to the change of control effected by Buyer's purchase of the Stock, and (ii) all other consents necessary to consummate the transactions contemplated hereby (except the FCC Order and STA, which shall be governed by Section 9.04, and consents under the HSR Act, which shall be governed by Section 9.07), with none of the foregoing being conditioned upon Buyer's payment of any amount to the consenting party unless previously agreed to by Buyer (collectively, the "Required Consents"). If one or more of the Required Consents are not received and delivered to Buyer at or prior to Closing, Buyer shall have the option not to close.

                  9.03 Delivery of Documents. Seller shall have delivered to Buyer all agreements, instruments and documents required to be delivered by Seller to Buyer pursuant to Section 11.02.

                  9.04 FCC Order. The FCC Order or the STA shall have been issued.

                  9.05 Financial Statements. Seller shall have provided Buyer with the updated Financial and Operating Data referred to in Section 7.02(k) hereof.

                  9.06 Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate the transactions contemplated by this Agreement or any agreement or instrument called for hereunder, other than an action or proceeding instituted or threatened by Buyer.

                  9.07 Hart-Scott-Rodino. All applicable waiting periods under the HSR Act shall have expired or terminated.

                  9.08 Absence of Material Change. The Assets shall not have suffered a material adverse change since the date of the most recent balance sheet previously delivered by Seller to Buyer as part of the Financial and Operating Data, and there shall have been no material changes since such date in the business, operations, prospects, condition (financial or otherwise), properties, assets or liabilities relating to the Assets or Seller's business and operations, except changes contemplated by this Agreement and changes in the ordinary course of business which are not (either individually or in the aggregate) materially adverse.

                  9.09 Administrative Services Agreement. The parties shall have entered into the Administrative Services Agreement.

         10. Conditions Precedent to Seller's Obligation to Close. The obligations of Seller to sell, transfer, convey and deliver the Assets, sell the Stock, and to proceed with the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following conditions:

                  10.01 Representations and Covenants. The representations and warranties of Buyer made in this Agreement or in any agreement or instrument called for hereunder shall have been true and correct when made, and shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by Buyer prior to the Closing.

                  10.02 Delivery by Buyer. Buyer shall have delivered to Seller the Purchase Price (as adjusted pursuant to Section 12), and all agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.03.

                  10.03 FCC Order. The FCC Order or the STA shall have been issued.

                  10.04 Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) that might restrain, prohibit, or invalidate the transactions contemplated by this Agreement or any agreement or instrument called for hereunder, other than an action or proceeding instituted or threatened by Seller.

                  10.05 Hart-Scott-Rodino. All applicable waiting periods under the HSR Act shall have expired or been terminated.

                  10.06 Administrative Services Agreement. The parties shall have entered into the Administrative Services Agreement.

                  10.07 Guaranty. The Parent shall have been released from all guaranty obligations with respect to any Seller Contracts assumed by Newco and Buyer.

           11. The Closing.

                  11.01 Closing. The Closing hereunder shall be held on a date agreed to by Buyer and Seller (the "Closing Date"), and in any event not later than ten (10) business days following the date after which both the FCC Order has been issued and the parties have received HSR Act clearance (or early termination of the applicable waiting period). The Closing shall be held at 10:00 A.M. local time at the offices of Seller in Iowa or at such other time and place as the parties may agree.

                  11.02 Delivery by Seller. At or before the Closing, Seller shall deliver to Buyer:

                  11.02(a) Transfer Instruments; Newco Items.

                  (i) All original agreements, assignments and other instruments of transfer, dated prior to or as of the Closing Date, that were executed, delivered and, where applicable, recorded in the appropriate public records by Seller in form sufficient to transfer to Newco title to the Assets of the quality required under the terms of this Agreement and reasonably satisfactory to counsel to Buyer;

                  (ii) certificates representing all of the Stock, duly endorsed in blank or together with executed stock powers duly endorsed in blank;

                  (iii) all minute books, stock transfer books and corporate seals of Newco that are in the possession of Seller or Parent; and

                  (iv) the resignations of the members of the Board of Directors and officers of Newco.

                      11.02(b) Additional Items.

                      (i) Updated Financial and Operating Data in accordance with Section 3.04;

                      (ii) verification of Updated Financial and Operating Data in accordance with Section 3 .04;

                      (iii)      the Estoppel Certificates;

                      (iv)       the Amended Forest City Lease;

                      (v) all other documents, instruments and writings required to be delivered to Buyer at Closing under the terms of this Agreement; and

                      (vi) such other certificates, opinions, instruments or documents as Buyer may reasonably request in order to effectuate and document the transactions contemplated hereby.

                      11.02(c) Consents. The Required Consents.

                      11.02(d) Certificate Concerning Amendments and Additional Contracts. A certificate of Seller describing all amendments or modifications to any Seller Contract and all Additional Contracts made or entered into between the date hereof and the Closing Date, and certifying that each amendment or modification and/or each such Additional Contract, as the case may be, was entered into in accordance with Section 7.01.

                      11.02(e) Termination Statements. If Seller was unable after making reasonable efforts to obtain and file the appropriate termination statements and other releases relating to the Encumbrances prior to Closing, except for the Withheld Releases, Seller shall deliver at Closing such termination statements and releases (fully and properly executed) as are necessary to terminate any filings relating to Encumbrances required to be released by this Agreement, which Buyer may file in the appropriate jurisdictions at Seller's expense.

                      11.02(f) Certified Resolutions; Corporate Documents.

                      (i) A copy of the resolutions of directors (and shareholders if required by applicable law or governing instruments) of Seller and Newco, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the agreements or instruments called for hereunder, and the consummation of the transactions contemplated hereby and thereby;

                      (ii) copies of the by-laws of Seller and Newco and copies of the certificates of incorporation of Seller and Newco, all certified by the respective Secretaries thereof as being true, correct and complete as of the Closing Date.

                      11.02(g) Officers' Certificates.

                      (i) Certificates of Seller and Parent signed by the respective authorized officers thereof certifying that the representations and warranties of such parties made herein were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that such parties have performed and complied with all covenants and agreements required to be performed or complied with by such parties on or prior to the Closing; and

                      (ii) Certificates signed by the respective authorized officers of Parent and Seller as to the incumbency of the appropriate officers thereof.

                      11.02(h) Opinion of Counsel. An opinion of counsel to Seller, dated the Closing Date and addressed to Buyer, in form and substance reasonably acceptable to Seller and Buyer.

         11.03 Delivery by Buyer. At or before the Closing, Buyer shall deliver to Seller:

                      11.03(a) Payments. The Purchase Price in the amount (as adjusted as provided in this Agreement) and in the manner set forth in Section 2.

                      11.03(b) Additional Items.

                      (i) all other documents, instruments and writings required to be delivered to Seller at Closing under the terms of this Agreement; and

                      (ii) such other certificates, opinions, instruments or documents as Seller may reasonably request in order to effectuate and document the transactions contemplated hereby.

                      11.03(c) Certified Resolutions; Corporate Documents.

                      (i) A copy of the resolutions of directors (and shareholders if required by applicable law or governing instruments) of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the agreements or instruments called for hereunder, and the consummation of the transactions contemplated hereby and thereby;

                      (ii) a copy of the by-laws of Buyer and a copy of the certificate of incorporation of Buyer, both certified by the Secretary of Buyer as being true, correct and complete as of the Closing Date.

                      11.03(d) Officers' Certificates.

                      (i) A certificate of Buyer signed by an authorized officer certifying that the representations and warranties of Buyer made herein were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that Buyer has performed and complied with all covenants and agreements required to be performed or complied with by Buyer prior to the Closing; and

                      (ii) a certificate signed by an authorized officer of Buyer as to the incumbency of the appropriate officers of Buyer.

                      11.03(e) Opinion of Counsel. An opinion of counsel to Buyer, dated the Closing Date and addressed to Seller, in form and substance reasonably acceptable to Buyer and Seller.

         12. Adjustments.

                      12.01 Increase or Decrease in Net Working Capital. The Purchase Price shall be decreased or increased, respectively, by the amount by which, as of the Closing Date, Seller's net working capital (current assets, excluding any amounts relating to capital expenditures for deployment and operation of the digital satellite network, less current liabilities, excluding any funded debt therein ) is less than $3,700,000 or greater than $3,800,000, as reflected on the balance sheet to be prepared by Seller relating to the period ending as of the Closing Date (the "Closing Balance Sheet") and provided to Buyer within forty-five (45) days of the Closing Date. Such adjustment, if any, shall be made pursuant to the provisions of Section 12.07.

                      12.02. Uncollected Accounts Receivable. In the event that the net amount of Accounts Receivable (Accounts Receivable less corresponding bad debt reserves) reflected on the Closing Balance Sheet exceeds the actual aggregate amount of such Accounts Receivable collected by Buyer within six (6) months after the Closing Date, Buyer may, at its option, make written demand to Seller for the payment of the amount of such difference, in which event Seller or Parent shall pay such amount within five (5) business days of receipt of such demand therefor. Buyer shall employ substantially the same time, effort or methods toward collecting such Accounts Receivable as Buyer devotes to collecting its own accounts receivable in the ordinary course of its business. If Seller and Buyer do not, after a good faith attempt, reach agreement with regard to the amount due and owing from Parent or Seller under this Section, the dispute shall be resolved be means of the arbitration procedure described in
Section 12.07. Upon Seller's payment as described above, Buyer shall assign its right, title and interest in and to the corresponding Accounts Receivable to Seller.

                      12.03 Minimum Capital Expenditures. The Purchase Price shall be increased or decreased, respectively, by the amount by which the Minimum Capital Expenditures are greater or less than $1,500,000 as of the Closing Date, as set forth on Schedule 7.02(b)(iv).

                      12.04 Continuing Capital Leases. The Purchase Price shall be decreased by the amount of Seller's obligations under the Continuing Capital Leases, including any amounts that are to be paid at the end of the respective terms thereof in order for the lessee to acquire the Continuing Capital Lease Equipment, as set forth on Schedule 7.06B hereto.

                      12.05 Ahto Noncompetition Agreement. The Purchase Price shall be decreased by $808,500, being the amount owed as of the Closing Date under the Ahto Noncompetition Agreement.

                      12.06 Firstar Leases. The Purchase Price shall be increased by $20,000, being the amount that Buyer has agreed to pay toward Seller's buy-out of the Firstar Master Lease Agreement with Firstar Leasing Services Corporation dated April 27, 1994, and the individual Lease Schedules thereunder numbered 9001, 9002, 9003, 9004 and 9005.

                      12.07 Adjustment Closing. Any additional amount required to be paid under this Section (other than the uncollected Accounts Receivables, which shall be governed by Section 12.02) shall be paid within five (5) business days of Buyer's receipt of the Closing Balance Sheet. If Seller and Buyer do not, after a good faith attempt, reach agreement with regard to the amounts to be paid in this Section, Seller and Buyer will submit the dispute for resolution to a nationally recognized certified public accountant which is mutually acceptable to both parties (the "Arbitrator"). Promptly, but not less than twenty (20) days after its acceptance as Arbitrator, the Arbitrator will determine, based solely on presentation by the parties, and not by independent review, only those issues in dispute. The Arbitrator will be instructed to resolve such issues in a manner consistent with generally accepted accounting principles, consistently applied, and the purposes and intent of the Agreement. The Arbitrator's determination will be conclusive and binding on the parties. Each party will bear its own costs and the costs of the Arbitrator will be shared equally by the parties.

         13. Possession and Control. Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, Seller's business and operations, and such operation, including complete control and supervision of all programs, shall be the sole responsibility of Seller; provided, however, that Buyer shall be entitled to inspect the Assets as provided in Section 7.02 so that an uninterrupted and efficient transfer of ownership may be effected, and Buyer be entitled to exercise its rights to require its consent to certain Additional Contracts as provided in Section 7.01(d). On and after the Closing Date, neither Seller nor any other Transferor shall have any control over, or right to intervene or participate in, what is, prior to the Closing, Seller's business and operations (including the Assets).

         14. Risk of Loss. The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Seller. In the event such loss or damage shall not be restored, replaced, or repaired as of the Closing Date, Buyer shall, at its option, either:

              (a) proceed with the Closing and receive all insurance proceeds to which Seller would be entitled as a result of such loss or damage; provided, however, that if such proceeds do not equal the loss and the loss is less than $500,000 in the aggregate, the Purchase Price shall be reduced at Closing by an amount equal to such deficiency, or

              (b) terminate this Agreement, in which event no party hereunder shall have any further liability to any other party hereunder (except for Sections 7.03, 8.01, 19, 20 and 28, which shall survive such termination).

         15. Survival: Indemnification.

                      15.01 Survival of Seller's Representations. Except as otherwise specified, the representations and warranties made by Seller and Parent in this Agreement or pursuant hereto shall survive the Closing Date for a period of one (1) year (except for the representations and warranties in (a)
Section 3.12, which shall survive the Closing for a period of three (3) years and (b) Section 3.14, which shall survive the Closing Date for a period of five
(5) years) and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer.

                      15.02 Indemnification by Seller. Subject to the conditions and provisions of Section 15.05, Seller and Parent, jointly and severally, agree to indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by the Buyer Indemnitees, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claim against a Buyer Indemnitee (whether absolute, accrued, contingent or otherwise and whether a contractual, tax or any other type of liability or obligation or claim) not expressly assumed by Newco pursuant to Section 2, arising out of, relating to or resulting from the businesses and operations of Seller, or relating to or resulting from the Assets, during the period prior to the Closing Date; (b) any misrepresentation or breach of the representations and warranties of Seller or Parent contained in or made pursuant to this Agreement; (c) any noncompliance by Seller or Parent with any covenants, agreements or undertakings of Seller or Parent contained in or made pursuant to this Agreement, or (d) without limiting any of the foregoing, each of the matters described or which were required to have been described on Schedule 3.03. Without limiting any of the foregoing, such indemnification with respect to a breach of the environmental representations and warranties set forth in Section 3.14(c) shall include, without limitation, any indemnification against claims, expenses, losses or liabilities resulting from the alleged exposure of any Person to Hazardous Materials, regardless of whether such exposure resulted from activities of Seller or its Affiliates, or of the predecessors in interest of thereof, or resulting from any on-site or off-site response, removal, closure or remedial actions arising out of or relating to environmental matters, including without limitation any on-site or off-site response, removal, closure or remedial actions that Seller or its Affiliates commenced prior to Closing on the Property (which Seller shall complete at its own expense). In the event of any indemnification of Buyer pursuant to this Section 15.02, Buyer shall be entitled, in addition to its rights and remedies at law or in equity, to deduct the amount of such indemnification from any payment due or otherwise made or to be made to Seller in connection with this Agreement or the transactions contemplated hereby.

                      15.03 Survival of Buyer's Representations. The representations and warranties made by Buyer in this Agreement or pursuant hereto shall survive the Closing Date for a period of one (1) year, and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of Seller.

                      15.04 Indemnification by Buyer. Subject to the conditions and provisions of Section 15.05, Buyer hereby agrees to indemnify, defend and hold harmless the Seller Indemnitees from and against all demands, claims, complaints, actions, suits, proceedings, investigations, arbitrations, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by a Seller Indemnitee, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claims against a Seller Indemnitee (whether absolute, accrued, contingent or otherwise and whether contractual, tax or any other type of liability or obligation or claim) expressly assumed by Buyer hereunder; (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement; (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement; or (d) any liability or obligation with respect to the Assets or the business and operations of Newco arising after the Closing Date other than those relating to the Unassumed Liabilities.

                      15.05 Conditions of Indemnification for Third Party Claims. The obligations and liabilities of Seller, Parent and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 15 resulting from any claim or other assertion of liability by third parties (hereinafter called collectively, "Claims"), shall be subject to the following terms and conditions:

                                   15.05(a) The party seeking indemnification
(the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof; provided, however, that any failure to give such notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually and materially prejudiced by such failure.

                                   15.05(b) The Indemnifying Party shall have
the right to undertake (and with respect to the matters described in Schedule 3.03, shall undertake to the extent requested by Buyer), by counsel or other representatives of its own choosing, the defense of such Claim.

                                   15.05(c) If the Indemnifying Party shall
elect not to undertake such defense (except with respect to the matters described in Schedule 3.03), or within a reasonable time after notice of any SUCH Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

                                   15.05(d) Anything in this Section 15.05 to
the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, (i) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.

                                   15.05(e) Limitation on Indemnification. No
party hereunder shall be responsible with respect to any damages, claims, losses, liabilities or expenses as to which another party is otherwise entitled to indemnity under this Section or under the Administrative Services Agreement unless and until the aggregate amount of such damages, claims, losses, liabilities and expenses exceed $250,000 and then only to the extent such damages, claims, losses, liabilities and expenses exceed $100,000, and such amount over $ 100,000 shall be paid in accordance with the terms of this Section. Neither the $250,000 limitation nor the $100,000 limitation shall apply, however, to any Buyer claim under this Section related to a breach of Sections 3.05(f), 3.12 or 19 hereof.

           16. Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time by the mutual consent of Parent, Seller and Buyer; (ii) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Seller set forth in this Agreement; (iii) by Parent or Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement; or (iv) by either Parent, Seller or Buyer if the Closing shall not have occurred before December 31, 1996, other than as a result of the parties' failure to receive HSR Act clearance or early termination of the HSR Act waiting period.

         In the event of the termination of this Agreement as provided in this Section, this Agreement shall become null and void and there shall be no liability on the part of Parent, Seller or Buyer, except that the provisions of
Section 7.03, 8.01, 18, 19 and 20 shall survive such termination.

         17. Additional Actions and Documents: Amendments to Schedules. Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement. The Schedules or Exhibits attached to this Agreement may be amended or supplemented prior to Closing by mutual agreement of the parties.

         18. Brokers. Seller and Parent represent to Buyer that neither of them has engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement, except for such liability Seller or Parent has to Christenberry Collet & Company, Inc. and to Alex Brown, or any of their members or representatives, which liability shall be satisfied by Seller or Parent, and not by Buyer or Newco; Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller and Parent, jointly and severally, agree to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any Person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation.

         19. Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Seller shall pay all costs of conveyances, all notary fees, all filing and application fees to any federal, state or local agency, all sales, stamp, documentary, transfer, and recording taxes and fees applicable to the transactions contemplated by this Agreement and the instruments and documents called for hereunder, and Buyer shall pay the filing fee due in connection with the HSR Act, the incorporation of Newco under the laws of the State of Delaware and the qualification of Newco to do business as a foreign corporation under such states as Buyer deems to be necessary or advisable.

         20. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

         (i) If to Buyer:

                   Vyvx, Inc.
                   The Tulsa Union Depot
                   111 East First Street
                   Tulsa, Oklahoma 74103-2808

                   Attn: Del Bothof, President

         with a copy (which shall not constitute notice) to:

                  David P. Batow, General Counsel
                  Vyvx, Inc.
                  One Williams Center, Suite 4100
                  Tulsa, Oklahoma 74172

         (ii) If to Seller, Parent or any other Transferor that is a party to this Agreement:

                Winnebago Industries, Inc.
                605 West Crystal Lake Road
                Box 152
                Forest City, IA 50436
                Attn: Raymond M. Beebe

         with a copy (which shall not constitute notice) to:

                James M. Ash, Esq.
                Blackwell, Sanders, Matheny, Weary & Lombardi L.C. 2300 Main Street, Suite 1100
                Kansas City, MO 64108


or such other address as the addressee may indicate by written notice to the other parties.

         Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         21. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         22. Benefit and Assignment. Except as hereinafter specifically provided in this Section, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. In no event shall any assignment by Seller of its rights and obligations under this Agreement, whether before or after the Closing, release Seller from its liabilities hereunder. Notwithstanding the foregoing, Buyer or any permitted assignee of Buyer may assign this Agreement and any and all rights hereunder, in whole or in part, to any Affiliate of Buyer, to the parent company of Buyer, or to any entity in which the controlling shareholders of Buyer maintain control; provided, however, that Buyer shall be solely responsible for all costs and expenses relating to such assignment.

                This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

         23. Remedies Cumulative. Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or by Buyer (or by any other party hereto) of any other rights or the seeking of any other remedies against the other, or its successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

         24. Entire Agreement; Amendment. This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

         25. Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

         26. Headings. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         27. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Oklahoma, excluding the choice of law rules thereof.

         28. Signature in Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


WINNEBAGO INDUSTRIES, INC.                  VYVX, INC.

By:                                         By: /s/ Delwin L. Bothof
     -------------------------------

Name:                                       Name: Delwin L. Bothof
         ---------------------------

Title:                                      Title: President
        ----------------------------


CYCLE-SAT, INC.

By:
     -------------------------------

Name:
         ---------------------------

Title:
        ----------------------------



         IN WITNESS, each of the parties hereto has executed this Agreement as of the day and year first above written.


WINNEBAGO INDUSTRIES, INC.              VYVX, INC.

By: /s/ Fred G. Dohrmann                By:
     -------------------------------         -------------------------------

Name: Fred G. Dohrmann                  Name:
     -------------------------------         -------------------------------

Title: Chairman of the Board and        Title:
       Chief Executive Officer
     -------------------------------         -------------------------------


CYCLE-SAT, INC.

By: /s/ Fred G. Dohrmann
     -------------------------------

Name: Fred G. Dohrmann
      ------------------------------

Title: Chairman of the Board
       -----------------------------



                                    EXHIBIT A

                        ADMINISTRATIVE SERVICES AGREEMENT


         This Administrative Services Agreement ("Agreement") is entered into as of this day of , 1996, by and among WINNEBAGO INDUSTRIES, INC. ("Parent"), CYCLE-SAT, INC. (hereinafter "Seller") and VYVX, INC. (hereinafter "Buyer").

         Seller and Buyer hereby agree as follows:

         1. DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Purchase and Sale Agreement dated ________________________, 1996, among Winnebago Industries, Inc., Seller and Buyer (the "Purchase Agreement"). As used herein, the following terms shall have the meanings set forth below:

         "Designated Employees" means the individuals employed by Seller and utilized by Seller from time to time in providing the Services. As of the date of this Agreement, the Designated Employees are those employees designated on
Schedule 1 attached hereto. The parties shall amend Schedule 1 as needed from time to time so as to reflect only those employees who continue to be utilized by Seller in providing the Services. Seller acknowledges that all Designated Employees are solely employees of Seller during the term of this Agreement.

         "Designated Manager" shall have the meaning set forth in Section 7(B) of this Agreement.

         "Required Policies" means the insurance policies described on Schedule 2 attached hereto.

         "Services" means the services requested by Buyer at any time and from time to time during the term of this Agreement that, in Buyer's opinion, are necessary or desirable in connection with the continuation and expansion of the business and operations that were conducted by Seller prior to the Closing Date.

         2. PROVISION OF SERVICES

         Seller agrees to provide the Services in accordance with the terms and subject to the conditions set forth in this Agreement. Buyer shall be entitled to terminate the Services or any portions thereof at its option and in its discretion, at any time and from time to time during the term hereof upon giving not less than fifteen (15) days' prior written notice, subject to the provisions of Section 8 regarding WARN Act notices and the time periods relating thereto.

         3. COMPENSATION

         In consideration of the performance of the Services, Buyer shall pay Seller an amount equal to the expenses incurred by Seller in providing or paying the following items to the Designated Employees who are utilized to provide the Services, or incurred by Seller in providing or paying to third parties the following items in relation to such Designated Employees: salaries, employee benefits and allowances for vacation, sick leave, holiday, travel and related expenses, and the company portion of employee insurance and retirement benefits, all payroll taxes, insurance premiums measured by payroll costs, all other contributions and benefits provided by Seller or imposed by any applicable law or regulation, and statutory workers' compensation insurance coverage, and all premiums and deductibles required by the Required Policies relating to the Designated Employees or the Services. The compensation rate of each Designated Employee shall be as set forth in Schedule 1. All Assets that are, in Buyer's opinion, necessary for Seller's provision of the requested Services shall be provided by Buyer at its expense.

         4. INDEPENDENT CONTRACTOR.

         In performing the Services hereunder, Seller will operate as and have the status of an independent contractor, subject only to the general direction of Buyer regarding the Services to be rendered as opposed to the method of performance of the Services. This Agreement shall not be construed as authority for Seller to act for or on behalf of Buyer in any agency or other capacity or to make commitments of any kind for the account of or on behalf of Buyer for any purpose, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between Seller and Buyer. Seller shall communicate to the Designated Employees that, despite the Closing of the subject transaction, such individuals have remained as employees of Seller for all purposes and shall so remain until otherwise notified.

         5. MANNER AND TIME OF PERFORMANCE.

         The Seller will perform or cause to be performed the Services hereunder with not less than the degree of care, skill and diligence with which such Services were performed for and on behalf of Seller (including, without limitation, with respect to the type, quantity, quality and timeliness of such services).

         6. INVOICES AND PAYMENTS

         A. Seller shall submit invoices to Buyer on a bi-weekly basis for the preceding two-week period, detailing charges and related expenses for which compensation is due in accordance with this Agreement.

         B. Buyer shall within ten (10) days of Buyer's receipt of the invoice pay the amount due thereunder by wire transfer of immediately available funds to a bank account designated by Seller on the invoice delivered to Buyer.

         7. BENEFITS

A. Severance Payments. Seller and Buyer shall be responsible for severance payments as follows:

         (i) As to Designated Employees in Forest City, Iowa (the "Forest City Designated Employees"):

                      (a) Buyer shall be responsible for severance payments (based on Buyer's severance policies) for all Designated Forest City Employees who are hired by Buyer at any time.

                      (b) If a Designated Forest City Employee is not hired by
Buyer:

                      (I) If that employee remains at his or her position in Forest City, Iowa, until such position is eliminated, and such employee is terminated by Seller during the term (or upon the end of the term) of this Agreement, Seller shall be responsible for that employee's severance payment based on Seller's severance policy (the "Base Seller Severance") and Seller shall pay an additional severance to such employee in an amount equal to fifty percent (50%) of the Base Seller Severance (the "Added Severance"). Buyer shall reimburse Seller for the amount of the Added Severance.

                      (II) If that employee does not remain at his or her position in Forest City until such position is eliminated, Seller shall be responsible for that employee's Base Seller Severance, if any, but such employee shall not be entitled to an Added Severance.

         (ii) Buyer shall be responsible for severance payments for all Designated Employees not located in Forest City, Iowa (the "Non-Forest City Designated Employees"), which severance shall be paid as follows:

                      (a) If the Designated Non-Forest City Employee is terminated by Seller and hired by Buyer, then Buyer shall, upon its termination of such employee, be responsible for such employee's severance payment, if any, based on Buyer's severance policy.

                      (b) If the Designated Non-Forest City Employee remains at his or her position until such position is eliminated, and such employee is terminated by Seller during the term (or upon the end of the term) of this Agreement, then Seller shall be responsible for that employee's Base Seller Severance and Added Severance (based on Seller's severance policy), for both of which Buyer shall reimburse Seller.

                      (c) If the Designated Non-Forest City Employee does not remain at his or her position until such position is eliminated, then Seller shall be responsible for that employee's Base Seller Severance (based on Seller's severance policy), if any, for which Buyer shall reimburse Seller, and such employee shall not be entitled to an Added Severance.

B. Managers' Bonus. Seller shall pay to each of Theodore L. Henry, Richard H. Leet, II, and Tom O. Mikkelsen (each being a "Designated Manager") a bonus based upon the following terms and conditions:

          (i) The Designated Manager will remain employed by Seller or Vyvx for a period of at least six (6) months following the Closing Date, unless terminated for gross negligence or willful misconduct.

         (ii) During the six (6) month time period, the Designated Manager will receive equivalent benefits to those he is currently receiving (subject to the terms of Section C below if employed by Buyer) and will be paid at his current salary level.

         (iii) During the six (6) month time period, the Designated Manager will not be required to transfer to another geographic location in order to maintain his employment.

         (iv) If the Designated Employee remains with Seller (or is hired by Buyer and remains with Buyer) for a period of six (6) months after the Closing Date, he will receive a bonus in an amount equal to one year's pay at his current salary. This bonus is in lieu of any other severance pay to which such Designated Manager may have been entitled.

         (v) If the Designated Manager voluntarily leaves employment prior to the six (6) month time period or if he is terminated for gross negligence or willful misconduct, he will not receive the above-mentioned bonus.

C. Credit for Prior Service. Buyer shall give each of such employees credit for his or her prior service with Seller or its Affiliates with respect to those of Buyer's employee benefits which are substantially similar to the employee benefits offered to such employee by Seller (including, without limitation, vacation and severance benefits). Buyer shall not be obligated to give any employee credit for his or her prior service with Seller or its Affiliates with respect to those types of employee benefits which were not offered to such employee by Seller.

         8. WARN ACT NOTICES

         Seller acknowledges that, as employer of Designated Employees, Seller is the appropriate party to issue any notice required to be given at any time under the WARN Act with respect to Designated Employees in Forest City, Iowa. Seller agrees that it shall provide, (i) to such Designated Employees who are still employed by Seller in Forest City, Iowa, and providing services to Buyer pursuant to this Agreement and, (ii) to the appropriate governmental entity, such written notices as are required by the WARN Act. Seller shall fulfill such obligations within the time periods prescribed by the WARN Act in the event Buyer notifies Seller of its intention to terminate utilization of the Services provided by Designated Employees under the this Agreement, close the Forest City, Iowa, facilities, or take other actions that, in the opinion of Seller's counsel, would require Seller to provide notice under the WARN Act; provided, however, that Buyer shall notify Seller of the foregoing matters no later than such date as will reasonably allow Seller to prepare and deliver the required notices no later than the number of days prior to the actions described as is required by the WARN Act.

         9. TERM

         This Agreement shall be effective for a period of six (6) months from the Closing Date, except that the provisions of Articles 7, 8, 14 and 15 hereof shall survive any such termination, and the provisions of Article 11 hereof shall survive any such termination for a period of one (1) year (except that Seller's indemnification obligation in Section 11 regarding WARN Act notices shall survive such termination for a period of three (3) years).

         10. CONSEQUENTIAL DAMAGES

         NEITHER PARTY HERETO OR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER OR ITS AFFILIATES HEREUNDER IN ANY ACTION OR CLAIM FOR INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11. INDEMNIFICATION

         Subject to the conditions and provisions of Section 15.05 of the Purchase Agreement, Seller and Parent, jointly and severally, agree to indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Costs or Claims"), asserted against, imposed upon or incurred by the Buyer Indemnitees, directly or indirectly, by reason of or resulting from Seller's performance under, or its failure to perform under, the terms of this Agreement to the extent such Costs or Claims result from or arise out of the gross negligence or willful misconduct of Seller, and by reason of or resulting from Seller's failure to comply with its obligations under Section 8 regarding WARN Act notices, except to the extent such failure results from Buyer's failure to comply with its obligations under this Agreement, the Purchase Agreement, the WARN Act or other applicable laws. Subject to the conditions and provisions of
Section 15.05 of the Purchase Agreement, Buyer agrees to indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Costs or Claims asserted against, imposed upon or incurred by the Seller Indemnitees, directly or indirectly, by reason of or resulting from Buyer's business and operations for which the Support Services are to be provided, except to the extent such Costs or Claims result from or arise out of the gross negligence or willful misconduct of Seller.

         12. THIRD PARTY BENEFICIARIES

         Except as expressly provided in this Agreement, there are no third-party beneficiaries of this Agreement. Except as otherwise provided in this Agreement, this Agreement does not create or confer any legal claim or cause of action in favor of any party not a signatory to this Agreement and the obligations and legal duties imposed on any party by this Agreement are owed exclusively to the other party or parties and are not owed to any party not a signatory to this Agreement.

         13. OWNERSHIP OF WORK PRODUCT

         All drawings, specifications, documents and other work product prepared by any Designated Employee pursuant to this Agreement shall be the property of Buyer.

         14. CONFIDENTIALITY

         The fact and existence of this Agreement and the terms and conditions contained herein will be deemed confidential and subject to the provisions of the Nondisclosure Agreement, and will not be disclosed to third parties, including without limitation, by means of a press release, without the prior consent of Buyer or Seller, as the case may be, unless otherwise required by law.

         15. AUDIT

         Upon reasonable notice and for a period of six (6) months after final payment for any Services performed under this Agreement, Buyer shall have, at Buyer's expense, the right to audit or to have audited and to copy the books and records of Seller which relate directly to the Services performed under this Agreement.

         16. INSURANCE

         Seller agrees to maintain the insurance requirements as specified on
Schedule 2 to this Agreement.

         17. MISCELLANEOUS

         A. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and no other person shall acquire or have any rights hereunder. This Agreement may not be assigned by either party in whole or in part without the prior consent of the other, and any such purported assignment shall be null and void.

         B. This Agreement contains the entire understanding of the parties in relation to the subject matter hereof and supersedes all other statements, representations or writings prior to the date of execution in relation to the subject matter thereof, except to the extent that the terms of Section 15.05 of the Purchase Agreement apply to the indemnification provisions of this Agreement.

         C. No change, modification, discharge, termination or waiver of any of the provisions of this Agreement, or any obligations hereunder, shall be valid unless in writing and signed by the parties hereto.

         D. This Agreement shall be construed in accordance with the laws of the State of Oklahoma, excluding its choice of law provisions.

         E. All notices, demands, requests and other communications required or permitted to be sent hereunder shall be in writing and shall be delivered in accordance with the notice provisions of the Purchase Agreement.

         F. The paragraph headings of this Agreement are for identification purposes only and have no other meaning.

         G. No delay on the part of either party in exercising its rights hereunder shall represent a waiver of such right and all such rights shall be cumulative.

         H. Should any one provision of this Agreement be adjudicated unenforceable as written, it shall be modified to make it legally enforceable as close to the original intent of the parties as possible without having further effect on the Agreement.

         IN WITNESS WHEREOF, Seller and Buyer, by their respective authorized agents, have executed this Agreement as of the day and year first above written.


                                  VYVX, INC.

                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________


                                  CYCLE-SAT, INC.

                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________

                                  WINNEBAGO INDUSTRIES, INC.

                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________


                          SCHEDULE I


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 1

EMP                                  LOC              HRLY RATE
NAME
Arcineda, Enrique                    CA                   7.00
Bell, Scott E.                       CA                  19.68
Berganza, Segrid I.                  CA                  14.88
Bridges, Cynthia A.                  CA                  25.03
Chin, Stanley                        CA                  13.78
Churchill, Travis G.                 CA                   7.00
Contreras, Milton A.                 CA                  13.40
Craven, Christopher B.               CA                  20.67
Cupp, Pamela L.                      CA                  24.15
Davison, Steven                      CA                  15.00
Fraunces, David A.                   CA                  23.58
Henry, Theodore L.                   CA                  67.38
Ismiyanto, Samual                    CA                  12.56
Istijono, Anderson                   CA                  12.01
Jarquin, Angel A.                    CA                   7.00
Levine, Russell N.                   CA                  26.68
McCue, Kelly S.                      CA                  15.14
Melendez, Luis A.                    CA                   8.19
Merlos,Armando E.                    CA                  15.90
Merrill, Gregory W.                  CA                  20.67
Montano, Rafael E.                   CA                   8.74
Montefusco, Richard C.               CA                  19.29
Moseman, Michael L.                  CA                  16.00
Nunez, Jesus                         CA                  12.81
Pastina, Ann-Marie                   CA                  20.06
Riyas, Juan M.                       CA                   7.00
Roberts, Tammy J.                    CA                  17.33
Robinson, Tanea D.                   CA                   8.50
Romero, Jose E.                      CA                  12.69
Stolp, Chris M.                      CA                  16.54
Taylor, Carol F.                     CA                  14.30
Warhola, Nancy L.                    CA                  15.07
West, Nicholas A.                    CA                  29.30
Yaseen, Adam I.                      CA                  16.00
Zeledon, Alvaro M.                   CA                  20.77

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - CA

Occurs:
                           35        35                     35

Sum:
                                                        604.10
-------------------------------- ------------ -----------------


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 2

EMP                                  LOC               HRLY RATE
NAME
Gonzalez, Joaquin                    DE                  14.04
Kharr, William M.                    DE                  10.00
Nelson, Anthony T.                   DE                   7.35
Reynolds, Linda L.                   DE                   7.50

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - DE

Occurs:
                           4          4                      4

Sum:
                                                         38.89
-------------------------------- ------------ -----------------



Alne, Helen J.                       IA                   8.98
Armstrong, Natalie L.                IA                   9.33
Baier, Brian J.                      IA                  15.00
Baker, Joy A.                        IA                  22.13
Bebb, Michael C.                     IA                  33.86
Bollinger, Jon G.                    IA                  14.30
Caylor, Clayton G.                   IA                  11.75
Celindro, Melinda D.                 IA                   7.50
Clark, Maureen A.                    IA                  13.93
Farland, Karla M.                    IA                  15.00
Fjetland, Roxann L.                  IA                  11.32
Flowers, Thomas D.                   IA                  11.08
Hall, Janet S.                       IA                  12.49
Hanna, Margaret J.                   IA                  12.75
Henson, Tammy L.                     IA                   9.03
Hillesland, Kent A.                  IA                   9.69
Hintz, Dorene                        IA                   8.83
Jahncke, Kenneth N.                  IA                  16.76
Jenkins, Sandra M.                   IA                  17.67
Jessen, Kevin A.                     IA                  18.90
Johnson, Baier, Amy J.               IA                   8.82
Johnson, Dirk L.                     IA                  10.42
Johnson, Jacqulyn M.                 IA                  13.90
Kayser, Teri L.                      IA                  13.23
Kelley, Patrick J.                   IA                  13.33
Kolden, Brian J.                     IA                  10.32
Kunkel, Mary R.                      IA                  10.11
Laate, Jake M.                       IA                  22.02
Lewison, Denna M.                    IA                  11.22
Litel, Harriet O.                    IA                  10.31
Luppen, Jane A.                      IA                  11.35


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 3

EMP                                  LOC               HRLY RATE
NAME
Melby, David J.                      IA                  16.34
Miller, Linda R.                     IA                  11.87
Miller, Randy R.                     IA                  10.89
Miller, Robert A.                    IA                  17.80
Miller, Shirley M.                   IA                   8.73
Negus, Suzanne C.                    IA                   9.26
Nelson, Ione R.                      IA                  11.49
Newton, Rebecca J.                   IA                  11.35
Niemeyer, John C.                    IA                  14.33
O'Brien, Phillip S.                  IA                  25.08
Pannhoff, Terry W.                   IA                  15.73
Peterson, Tim J.                     IA                  11.90
Putney, Linda N.                     IA                  11.72
Ralls, John M.                       IA                  12.03
Rauk, Lori A.                        IA                  11.22
Reding, Darla R.                     IA                  15.37
Rollefson, Donna                     IA                   9.28
Savoy, Steven J.                     IA                  16.38
Schaefer, L. Darlene                 IA                   8.92
Scherb, Rita L.                      IA                   9.70
Schmit, Kevin J.                     IA                  20.12
Shadden, Gene G.                     IA                  17.70
Sheimo, Jill R.                      IA                  16.06
Shores, Maryln K.                    IA                  24.92
Smidt, Lisa K.                       IA                  18.55
Sowers, Brian L.                     IA                   9.00
Stanton, Mark C.                     IA                  37.50

Turner, Janice M.                    IA                  13.24
Wilson, Brian T.                     IA                  20.27
Wright, Dean G.                      IA                  24.95

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - IA

Occurs:
                           62        62                     62

Sum:
                                                        958.23
-------------------------------- ------------ -----------------



Anderson, Lori D.                    IL                   9.00
Cassidy, Michael P.                  IL                  10.60
Coppage, Marty L.                    IL                  17.79
D'Andrea, Anthony                    IL                  20.77


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 4

EMP                                  LOC               HRLY RATE
NAME
Frye, Steven E.                      IL                   8.33
Garvey, Thomas                       IL                  30.21
Harsch Jr., Gary D.                  IL                   9.25
Hoffman, Judith M.                   IL                  17.33
Jarrett, William T.                  IL                   8.00
Messerly, Marlene L.                 IL                  15.75
Mitchell, William R.                 IL                  14.33
Smith, Sandra R.                     IL                  10.50
Sons, John M.                        IL                   8.66
Steil, Joycelyn R.                   IL                  41.90
Szanto, Keith E.                     IL                  30.21
Zaworski, Dawn M.                    IL                  12.69

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - IL

Occurs:
                           16        16                     16

Sum:
                                                        265.32
-------------------------------- ------------ -----------------


Bell, Dennis M.                      NJ                  13.26
Breidt, Donald F.                    NJ                  39.75
McVicker, Donald P.                  NJ                  13.25
Shamy Jr., Norman G.                 NJ                  12.03
Thorn, Carolyn R.                    NJ                  13.09

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - NJ

Occurs:
                           5          5                      5

Sum:
                                                         91.38
-------------------------------- ------------ -----------------


Ahto, Charles A.                     NY                 192.31
Albanese, Michael G.                 NY                  30.50
Alford, Essic                        NY                  11.60
Barna, Joan                          NY                  16.54


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 5

EMP                                  LOC               HRLY RATE
NAME
Berger, Gary L.                      NY                  25.15
Bisnauth, Ramcharan T.               NY                  10.00
Blatz, Raymond D.                    NY                  15.38
Brazong, Barbara                     NY                  23.65
Burns, Peter F.                      NY                  15.90
Chazen, Jonathan A.                  NY                  21.97
Evans, Rodrick G.                    NY                  13.00
Flores, Louise C.                    NY                  15.68
Grant, Waldo A.                      NY                  16.20
Howe, Conrad E.                      NY                  11.12
James, Marvin T.                     NY                  15.60
Jenkins, Eunice                      NY                  17.92
Keenan, Debby                        NY                  11.03
King, Phillip S.                     NY                  17.66
Klein, Arthur                        NY                  25.94
Knettel, Kathleen F.                 NY                  23.67
Lorenzo, Robert                      NY                  30.68
McElroy, Jennifer M.                 NY                  12.00
Musuneci, Alexann                    NY                  19.05
Potash, Melvyn H.                    NY                  24.70
Putmoky, Eva                         NY                  16.81
Ralph, Bossie L.                     NY                  14.88
Rodriquez, Robert                    NY                  15.63
Ruiz, John                           NY                  11.52
Safran, Jack                         NY                  21.22
Sharak, Jeffrey M.                   NY                  15.14
Sharpe, William F.                   NY                  17.34
Simpson, Luegen J.                   NY                  12.00
Smith, Michael J.                    NY                  14.70
Thompson, Derrick                    NY                  15.31
Walsh, William L.                    NY                  33.68
Whitfield, Kim E.                    NY                   8.75
Williams, Marvin W.                  NY                  17.64

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - NY

Occurs:
                           37        37                     37

Sum:
                                                        831.84
-------------------------------- ------------ -----------------


Adair Jr., Charles R.                TN                  10.70
Allen Sandra J.                      TN                   7.00


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 6

EMP                                  LOC               HRLY RATE
NAME
Bailey, Warren L.                    TN                  10.48
Bennett, Denise K.                   TN                   7.00
Boddie, Sharon A.                    TN                   7.69
Boyd, Khari O.                       TN                   7.00
Boyd Jr., Larry O.                   TN                   8.25
Boyd, Taranda R.                     TN                   7.00
Brown, Joyce F.                      TN                  14.18
Brown, Steven W.                     TN                   9.73
Burton, David A.                     TN                   7.00
Caffrey, Diane E.                    TN                   9.77
Caldwell, John D.                    TN                   7.00
Caldwell, Kesha M.                   TN                   7.00
Cohen, Danielle M.                   TN                   9.66
Cook, Allen B.                       TN                   7.00
Craig, Derrick C.                    TN                   7.50
Crawford, Glenn W.                   TN                  14.07
Crook, Maurice C.                    TN                   7.00
Denton, Eric G.                      TN                   8.25
Dobbins, Wesley M.                   TN                   7.00
Dumair Jr., Robert L.                TN                   7.87
Edwards, Marcus M.                   TN                   7.50
Elion, Darryl K.                     TN                   9.01
Evans, Laquetta G.                   TN                   8.25
Fleming, Lori M.                     TN                   8.75
Fraley, Angela G.                    TN                   7.00
Gamble, Al T.                        TN                  14.33
Goad, Tim W.                         TN                   8.84
Grant, Marvin L.                     TN                   9.19
Greer, Louise C.                     TN                  10.90
Griffith, Ike C.                     TN                   7.52
Guthridge, Lois E.                   TN                  10.71
Hamer, Willie D.                     TN                   8.83
Hanson, Kathlene                     TN                  12.24
Harris, Joseph L.                    TN                   9.50
Heard, Decedric K.                   TN                   7.00
Helms, Bryon                         TN                   7.88
Hill Jr., Eddie                      TN                  11.85
Hoston, Lisa L.                      TN                   8.25
Jackson, Njeri A.                    TN                   7.00
Jackson, Norma J.                    TN                   7.50
Johnson, Clarence A.                 TN                  14.39
Jones, Mary A.                       TN                  13.23
Jones, Tracy R.                      TN                   7.73
Kenne, Peter M.                      TN                  27.84
King, Cheryl                         TN                  17.50
Lamon, Paula M.                      TN                  10.49
Lane, Tina M.                        TN                   7.00
Leet II, Richard N.                  TN                  67.39
Malowe, James G.                     TN                  16.53


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                               Page 7

EMP                                  LOC               HRLY RATE
NAME
McCoy, Robert A.                     TN                   9.72
Mikkelsen, Christin A                TN                   7.25
Mikkelsen, Tom O.                    TN                  48.73
Miller, James M.                     TN                   9.66
Miller, Marcia E.                    TN                   7.00
Moore, Joshua                        TN                   7.00
Muth III, Jack D.                    TN                  10.10
Oliver, Bertram L.                   TN                   7.00
Perry, Ethel                         TN                  10.53
Porter, Terry L.                     TN                  10.36
Potter, Jason L.                     TN                   8.00
Price, Steven A.                     TN                   9.83
Rawls, Melissa D.                    TN                  11.62
Read, Mark T.                        TN                   9.55
Reid, Gerald R.                      TN                   7.50
Roberts, Heidi M.                    TN                   7.00
Rodgers, Yvonne T.                   TN                   9.50
Roemer, Michael R.                   TN                  16.95
Shotwell, Brenda L.                  TN                   7.25
Smith, Laura L.                      TN                   9.76
Smith, Russell A.                    TN                  12.00
Stevens, Kimberly D.                 TN                   7.00
Stuck Jr., Thomas                    TN                   7.96
Suhler, Delreco                      TN                   8.25
Swenson, Chris E.                    TN                   8.75
Thomas, Milnetrice C.                TN                   7.00
Tibodeau, Dawn M.                    TN                   7.00
Waldrip, Kevin A.                    TN                   9.28
Warman III, John W.                  TN                  11.50
Watkins, Louis E.                    TN                   7.00
Woods, Beverly A.                    TN                   9.81

-------------------------------- ------------ -----------------
Subtotals:  LCCODE - TN

Occurs:
                           82        82                     82

Sum:
                                                        872.16
-------------------------------- ------------ -----------------


                        EMPLOYEE LIST
                       CYCLE SAT, INC.

Date:  11/11/96                                             Page 8

EMP                                  LOC                 HRLY RATE
NAME
-------------------------------- ------------ -----------------
-------------------------------- ------------ -----------------
Grand Totals

Occurs:
                          241        241                   241

Sum:
                                                      3,661.92
-------------------------------- ------------ -----------------



                                   SCHEDULE II
                             INSURANCE REQUIREMENTS

             The Seller will carry or cause to be carried and maintained in force throughout the entire term of this contract all insurance policies and insurance coverages presently in force relating to workers compensation, general liability and automobile liability (the "Required Policies"). The foregoing requirement will not be construed to limit Seller's liability.

             In each of the Required Policies, Seller agrees to waive and will require its insurers to waive any rights of subrogation or recovery they may have against Buyer its parent, subsidiary, or affiliated companies.

             Under the general liability and automobile liability policies, Buyer, its parent, subsidiary and affiliated companies will be named as additional insureds as respects Seller's operations and as respects any work performed under this Agreement. Any costs associated with naming these additional insureds is included in the contract cost.

             The general liability and automobile liability policies will include the following "other insurance" amendment: "This insurance is primary insurance with respect to Buyer its parent, subsidiary and affiliated companies, and any other insurance maintained by Buyer its parent, subsidiary or affiliated companies is excess and not contributory with this insurance."

             Non-renewal or cancellation of Required Policies will be effective only after written notice is received by Buyer from the insurance company thirty
(30) days in advance of any such non-renewal or cancellation. Prior to commencing the Services hereunder, Seller will deliver to Buyer certificates of insurance on an Acord 25 or 25S form evidencing the existence of the insurance coverages required above.

             In the event of a loss or claim arising out of or in connection with the work performed under this Agreement, Seller agrees, upon request of Buyer, to submit the original or a certified copy of its insurance policies for inspection by Buyer.

             Buyer will not insure nor be responsible for any loss or damage, regardless of cause, to property of any kind, including loss of use thereof, owned, leased or borrowed by the Seller, or their employees, servants or agents, other than property which becomes a part of the contract works.



CHRISTENBERRY COLLET & COMPANY, INC.
INVESTMENT BANKERS                                                                                                      CONFIDENTIAL
                                                                          CYCLE-SAT, INC.
                                                                          INCOME STATEMENT
                                                                              ($000)


                                                ACTUAL       PROJECTED     PROJECTED     PROJECTED     PROJECTED     PROJECTED
                                               FY 1995       FY 1996       FY 1997       FY 1998       FY 1999       FY 2000
                                               --------      --------      --------      --------      --------      --------
      Revenues
               Network Services                $ 21,479      $ 26,265      $ 29,423      $ 33,836      $ 39,250      $ 46,119
               Production Services                1,474         2,578         3,292         4,150         4,774         5,493
               Whse. & Distribution               1,206         2,878         3,111         3,741         4,302         4,951
               Other                                469           348           359           359           359           359
                                               --------      --------      --------      --------      --------      --------
               Total Revenues                    24,628        32,069        36,185        42,086        48,685        56,992

      Cost of Services
               Variable Direct Expense           11,747        15,988        16,358        18,051        19,932        22,797
               Fixed Direct Expense               1,904         1,749         1,940         2,150         2,463         2,818
                                               --------      --------      --------      --------      --------      --------
               Total Cost of Services            13,651        17,736        18,298        20,201        22,395        25,615
               COST OF SERVICES %                  55.4%         55.3%         50.6%         48.0%         46.0%         45.0%

      Operating Expenses
               Selling & Promotion                1,611         1,732         2,050         2,315         2,678         3,131
               General & Admin                    5,841         7,100         7,822         8,417         9,007         9,961
               Research & Develop                   144             0             0             0             0             0
                                               --------      --------      --------      --------      --------      --------
               Total Operating Expense            7,596         8,832         9,872        10,732        11,685        13,092

               EBITDA                             3,381         5,500         8,015        11,153        14,605        18,215
               Deprec. & Amort. Expense           2,161         2,977         3,760         4,305         4,396         4,440
                                               --------      --------      --------      --------      --------      --------
               Operating Income                   1,220         2,523         4,255         6,848        10,209        13,775

      Other Income (Expense)
               Gain (Loss) on Assets                  0            95             0             0             0             0
               Abandon Flat Antenna                (673)            0             0             0             0             0
               Interest Expense, Net               (816)       (1,300)       (1,534)       (1,091)         (365)            0
               Other Income (Exp.)                   56           (15)            0             0             0             0
                                               --------      --------      --------      --------      --------      --------
               Total Other Income (Expense)      (1,433)       (1,220)       (1,534)       (1,092)         (365)            0

               Pre-Tax Net Income                  (213)        1,303         2,720         5,757         9,844        13,775
               Income Tax Expense                     0             0             0             0             0             0
                                               --------      --------      --------      --------      --------      --------
               Net Income                      ($   213)     $  1,303      $  2,720      $  5,757      $  9,844      $ 13,775
                                               ========      ========      ========      ========      ========      ========

                                                                          CYCLE-SAT, INC.
                                                                          INCOME STATEMENT
                                                                              ($000)


                                                ACTUAL       PROJECTED     PROJECTED     PROJECTED     PROJECTED     PROJECTED
                                               FY 1995       FY 1996       FY 1997       FY 1998       FY 1999       FY 2000
                                               --------      --------      --------      --------      --------      --------
      Network Services
               Existing Products                 21,479        26,265        29,423        31,836        34,250        36,119
               New Products                           0             0             0         2,000         5,000        10,000
                                               --------      --------      --------      --------      --------      --------
      Total Network Services                     21,479        26,265        29,423        33,836        39,250        46,119
               % GROWTH                                         22.28%        12.03%        15.00%        16.00%        17.50%

      Production Services                         1,474         2,578         3,292         4,150         4,774         5,493
               % GROWTH                                         74.93%        27.69%        26.06%        15.04%        15.06%

      Whse. Distribution                          1,206         2,878         3,111         3,741         4,302         4,951
               % GROWTH                                        138.70%         8.09%        20.25%        15.00%        15.09%
      Other                                         469           438           359           359           259           359
                                               --------      --------      --------      --------      --------      --------
      Total Revenues                             24,628        32,069        36,185        42,086        48,685        56,922
               % GROWTH                                         30.21%        12.84%        16.31%        15.68%        16.92%



                                                                          CYCLE-SAT, INC.
                                                                           BALANCE SHEET
                                                                              ($000)


                                       ACTUAL       PROJECTED   PROJECTED     PROJECTED   PROJECTED    PROJECTED
                                       FY 1995       FY 1996     FY 1997       FY 1998     FY 1999      FY 2000
                                       --------     --------     --------     --------     --------     --------
ASSETS
         Cash                          $    373     $     95     $     96     $     99     $  3,726     $ 18,983
         Accounts Receivable              6,059        6,901        7,436        9,093       10,143       11,859
         Deposits                           124          100          200          300          400          500
         Inventory                           81           84          110           97          124          142
         Prepaid Expenses                    64           85          150          250          350          450
         Receivable from Affiliate            0            0            0            0            0            0
                                       --------     --------     --------     --------     --------     --------
         Total Current Assets             6,701        7,265        7,992        9,840       14,744       31,935

         Property & Equipment            12,653       16,632       21,132       23,132       24,632       26,132
         (Less Acc. Deprec.)             (8,869)     (10,917)     (13,597)     (16,822)     (20,138)     (23,498)
                                       --------     --------     --------     --------     --------     --------
         Net Fixed Assets                 3,784        5,715        7,535        6,310        4,494        2,634

         Intangible Assets - Net         10,287        9,062        7,982        6,902        5,822        4,742
         Total Assets                  $ 20,772     $ 22,042     $ 23,509     $ 23,052     $ 25,060     $ 39,312
                                       ========     ========     ========     ========     ========     ========
LIABILITIES
         Revolving Line of Credit      $  4,000     $  5,796     $  8,696     $  5,548     ($     0)    ($     0)
         Accounts Payable                 2,289        2,399        2,457        2,840        2,799        3,202
         Curr. Capital Leases             1,260          827          364          180            0            0
         Curr. L-T Debt                   1,788        3,597        3,154        1,800            0            0
         Accrued Payroll                    515          150          158          165          174          182
         Other Acc. Expenses                150          400          420          441          463          486
                                       --------     --------     --------     --------     --------     --------
         Total Current Liabilities       10,002       13,168       15,249       10,972        3,436        3,870

         Long-Term Debt
         Cap. Lease & Acc. Rent           1,019          401          180            0            0            0
         L-T Debt - Bank/Seller           7,893        5,296        2,142          342            0            0
         Deferred Compensation              130          145          187          229          271          313
                                       --------     --------     --------     --------     --------     --------
         Total L-T Debt                   9,042        5,842        2,509          571          271          313

         Stockholder Equity
         Common Stock                        70           70           70           70           70           70
         Additional Pd. in Capital       34,912       34,912       34,912       34,912       34,912       34,912
         Retained Earnings              (33,254)     (31,950)     (29,230)     (23,473)     (13,629)         146
                                       --------     --------     --------     --------     --------     --------
         Total Stockholder Equity         1,728        3,032        5,572       11,509       21,353       35,128
         Total Liabilities & Equity    $ 20,772     $ 22,042     $ 23,509     $ 23,052     $ 25,060     $ 39,312
                                       ========     ========     ========     ========     ========     ========




                                                                          CYCLE-SAT, INC.
                                                                       STATEMENT OF CASH FLOWS
                                                                              ($000)


                                           ACTUAL       PROJECTED      PROJECTED      PROJECTED      PROJECTED      PROJECTED
                                          FY 1995        FY 1996        FY 1997        FY 1998        FY 1999        FY 2000
                                          --------       --------       --------       --------       --------       --------
CASH OPERATING ACTIVITIES:
         Net Income (Loss)                    (213)         1,303          2,720          5,757          9,844         13,775
         Deprec. & Amortization              2,161          2,978          3,760          4,305          4,396          4,440
         Chg. Acc. Satellite Lease            (233)             0              0              0              0              0
         Chg. Deferred Comp                     53             15             42             42             42             42
         (Gain) Loss of Disposal                62           (103)             0              0              0              0
         Chg. Receivable - Affiliate           601              0              0              0              0              0
         Chg. Accts. Receivable             (1,765)          (842)          (535)        (1,657)        (1,050)        (1,716)
         Chg. in Deposits                      (16)            24           (100)          (100)          (100)          (100)
         Chg. in Inventory                     (21)            (3)           (27)            14            (27)           (18)
         Chg. in Prepaid Exp                   292            (21)           (65)          (101)          (100)          (100)
         Chg. in Accts. Payable              1,022            110             59            383            (41)           403
         Chg. in Acc. Expenses                 156           (115)            28             29             30             32
                                          --------       --------       --------       --------       --------       --------
         Net Cash Operations                 2,099          3,346          5,882          8,671         12,995         16,757

INVESTING ACTIVITIES:
         Capital Expenditures                 (845)        (3,630)        (4,500)        (2,000)        (1,500)        (1,500)
         Proceeds Sale of Prop                  64            226              0              0              0              0
         Payments of Acquisition            (4,934)             0              0              0              0              0
                                          --------       --------       --------       --------       --------       --------
         Net Cash Used Investing            (5,715)        (3,404)        (4,500)        (2,000)        (1,500)        (1,500)

FINANCING ACTIVITIES:
         Net Chg. - Line of Credit           1,700          1,796          2,900         (3,150)        (5,546)             0
         Net Chg. - L-T Debt                 3,981           (788)        (3,597)        (3,154)        (2,142)             0
         Payment Capital Lease              (1,757)        (1,227)          (684)          (364)          (180)             0
                                          --------       --------       --------       --------       --------       --------
         Net Cash - Financing                3,924           (220)        (1,381)        (6,668)        (7,868)             0

         Net Cash Flows                   $    308       ($   278)      $      1       $      3       $  3,627       $ 15,257

         Beginning Cash                   $     65       $    373       $     95       $     96       $     99       $  3,726
         Ending Cash                      $    373       $     95       $     96       $     99       $  3,726       $ 18,983



                                                CYCLE-SAT, INC.
                                               INCOME STATEMENT
                                             9 MONTH ACTUAL ($000)


                                                         ACT. 9 MONTHS        ACT. 9 MONTHS                 %
                                                           FY 1995               FY 1996                 CHANGE
                                                           --------              --------              --------
          REVENUES
                   Network Services                        $ 15,015              $ 18,624                  24.0%
                   Production Services                          649                 1,850                 185.1%
                   Whse. & Distribution                         454                 2,147                 372.7%
                   Other                                        324                   280                 -13.7%
                                                           --------              --------              --------
                   Total Revenues                            16,443                22,901                  39.3%

          COST OF SERVICES
                   Variable Direct Expense                    7,531                11,456                  52.1%
                   Fixed Direct Expense                       1,403                 1,377                  -1.9%
                                                           --------              --------              --------
                   Total Cost of Services                     8,934                12,833                  43.6%
                   COST OF SERVICES %                          54.3%                 56.0%

          OPERATING EXPENSES
                   Selling & Promotion                        1,294                 1,149                 -11.2%
                   General & Admin                            4,199                 5,250                  25.0%
                   Research & Develop                             0                     0                   0.0%
                                                           --------              --------              --------
                   Total Operating Expense                    5,493                 6,399                  16.5%

                   EBITDA                                     2,016                 3,669                  82.0%
                   Deprec. & Amort. Expense                   1,304                 2,227                  70.8%
                                                           --------              --------              --------
                   Operating Income                             712                 1,443                 102.6%

          OTHER INCOME (EXPENSE)
                   Gain (Loss) on Assets                          0                    95                    --
                   Abandon Flat Antenna                           0                     0                    --
                   Interest Expense, Net                       (479)                 (935)                 95.2%
                   Other Income (Exp.)                            0                   (15)                   --
                                                           --------              --------              --------
                   Total Other Income (Expense)                (479)                 (855)                 78.5%

                   Pre-Tax Net Income                           233                   588                 152.2%
                   Income Tax Expense                             0                     0                   0.0%
                                                           --------              --------              --------
                   NET INCOME                              $    233              $    588                 152.2%
                                                           ========              ========




                                                                      CYCLE-SAT, INC.
                                                                      INCOME STATEMENT
                                                                   1996 BY QUARTER ($000)


                                             ACTUAL           ACTUAL          ACTUAL          PROJECTED        PROJECTED
                                           1QFY 1996        2QFY 1996        3QFY 1996        4QFY 1996         FY 1996
                                            --------         --------         --------         --------         --------
REVENUES
         Network Services                   $  6,847         $  6,036         $  5,741         $  7,641         $ 26,265
         Production Services                     585              612              654              727            2,578
         Whse. & Distribution                    708              738              701              731            2,878
         Other                                   141               83               55               68              348
                                            --------         --------         --------         --------         --------
         Total Revenues                        8,281            7,469            7,151            9,167           32,069

COST OF SERVICES
         Variable Direct Expense               4,136            3,840            3,480            4,531           15,988
         Fixed Direct Expense                    453              439              485              372            1,749
                                            --------         --------         --------         --------         --------
         Total Cost of Services                4,589            4,280            3,965            4,903           17,736
         COST OF SERVICES %                     55.4%            57.3%            55.4%            53.5%            55.3%

OPERATING EXPENSES
         Selling & Promotion                     354              379              416              583            1,732
         General & Admin                       1,834            1,721            1,696            1,850            7,100
         Research & Develop                        0                0                0                0                0
                                            --------         --------         --------         --------         --------
         Total Operating Expense               2,188            2,099            2,112            2,433            8,832

         EBITDA                                1,504            1,090            1,075            1,831            5,500
         Deprec. & Amort. Expense                774              714              738              750            2,977
                                            --------         --------         --------         --------         --------
         Operating Income                        730              376              336            1,081            2,523

OTHER INCOME (EXPENSE)
         Gain (Loss) on Assets                    99               (1)              (3)               0               95
         Abandon Flat Antenna                      0                0                0                0                0
         Interest Expense, Net                  (309)            (318)            (308)            (365)          (1,300)
         Other Income (Exp.)                     (15)               0                0                0              (15)
                                            --------         --------         --------         --------         --------
         Total Other Income (Expense)           (225)            (319)            (311)            (365)          (1,220)

         Pre-Tax Net Income                      505               57               25              716            1,303
         Income Tax Expense                        0                0                0                0                0
                                            --------         --------         --------         --------         --------
         NET INCOME                         $    505         $     57         $     25         $    716         $  1,303
                                            ========         ========         ========         ========         ========




                                                          CYCLE-SAT, INC.
                                                           BALANCE SHEET
                                                       1996 BY QUARTER ($000)


                                           ACTUAL         ACTUAL           ACTUAL        PROJECTED
                                         1QFY 1996       2QFY 1996       3QFY 1996       4QFY 1996
                                          --------        --------        --------        --------
ASSETS
         Cash                             $    188        $      0        ($   122)       $     95
         Accounts Receivable                 6,108           6,187           5,444           6,901
         Deposits                              267             148              98             100
         Inventory                              87              79              88              84
         Prepaid Expenses                      349             144             239              85
         Receivable from Affiliate              17               0               0               0
                                          --------        --------        --------        --------
         Total Current Assets                7,016           6,558           5,747           7,265

         Property & Equipment               13,154          15,042          15,396          16,632
         (Less Acc. Deprec.)                (9,752)        (10,377)       $ 10,437)        (10,917)
                                          --------        --------        --------        --------
         Net Fixed Assets                    3,402           4,665           4,959           5,715

         Intangible Assets - Net            10,108           9,663           9,332           9,062
         Total Assets                     $ 20,526        $ 20,886        $ 20,038        $ 22,042
                                          ========        ========        ========        ========
LIABILITIES
         Revolving Line of Credit         $  4,300        $  4,500        $  4,546        $  5,796
         Accounts Payable                    2,172           1,789           1,553           2,399
         Curr. Capital Lease & Rent            700             969             884             827
         Curr. L-T Bank/Seller               1,823           2,710           3,186           3,597
         Accrued Payroll                       113             501               0             150
         Other Acc. Expenses                   547             144             657             400
                                          --------        --------        --------        --------
         Total Current Liabilities           9,655          10,612          10,825          13,168

         Long-Term Debt
         Cap. Lease & Acc. Rent              1,067             726             578             401
         L-T Debt - Bank/Seller              7,430           7,107           6,161           5,296
         Deferred Compensation                 141             151             159             145
                                          --------        --------        --------        --------
         Total L-T Debt                      8,638           7,983           6,898           5,842

         Stockholder Equity
         Common Stock                           70              70              70              70
         Additional Pd. in Capital          34,912          34,912          34,912          34,912
         Retained Earnings                 (32,749)        (32,691)        (32,666)        (31,950)
                                          --------        --------        --------        --------
         Total Stockholder Equity            2,233           2,291           2,316           3,032
         Total Liabilities & Equity       $ 20,526        $ 20,886        $ 20,038        $ 22,042
                                          ========        ========        ========        ========



                                                             CYCLE-SAT, INC.
                                                         STATEMENT OF CASH FLOWS
                                                             1996 BY QUARTER
                                                                  ($000)


                                            ACTUAL        ACTUAL          ACTUAL       PROJECTED      PROJECTED
                                          1QFY 1996      2QFY 1996      3QFY 1996      4QFY 1996       FY 1996
                                           -------        -------        -------        -------        -------
CASH OPERATING ACTIVITIES:
         Net Income (Loss)                     505             57             25            716          1,303
         Deprec. & Amortization                774            716            738            750          2,978
         Chg. Acc. Satellite Lease               0              0              0              0              0
         Chg. Deferred Comp                     11             10              8            (14)            15
         (Gain) Loss of Disposal               (99)            (1)            (3)             0           (103)
         Chg. Receivable - Affiliate           (17)            17              0              0              0
         Chg. Accts. Receivable                (49)           (79)           743         (1,457)          (842)
         Chg. in Deposits                     (143)           119             49             (2)            24
         Chg. in Inventory                      (6)             8             (9)             4             (3)
         Chg. in Prepaid Exp                  (285)           205            (95)           154            (21)
         Chg. in Accts. Payable               (117)          (383)          (236)           846            110
         Chg. in Acc. Expenses                  (5)           (15)            12           (107)          (115)
                                           -------        -------        -------        -------        -------
         Net Cash Operations                   569            653          1,233            891          3,346

INVESTING ACTIVITIES:
         Capital Expenditures                 (500)        (1,196)          (698)        (1,236)        (3,630)
         Proceeds Sale of Prop                 226              0              0              0            226
         Payments of Acquisition                 0              0              0              0              0
                                           -------        -------        -------        -------        -------
         Net Cash Used Investing              (274)        (1,196)          (698)        (1,236)        (3,404)

FINANCING ACTIVITIES:
         Net Chg. - Line of Credit             300            200             46          1,250          1,796
         Net Chg. - L-T Debt                  (428)           564           (470)          (454)          (788)
         Net Chg. - Capital Lease             (352)          (409)          (232)          (234)        (1,227)
                                           -------        -------        -------        -------        -------
         Net Cash - Financing                 (480)           355           (657)           562           (220)

         Net Cash Flows                    ($  185)       ($  188)       ($  121)       $   217        ($  278)

         Beginning Cash                    $   373        $   188        ($    0)       ($  122)       $   373
         Ending Cash                       $   188        ($    0)       ($  122)       $    95        $    95



                                                                    CYCLE-SAT, INC.
                                                                    INCOME STATEMENT
                                                                  1997 BY QUARTER ($000)

                                         PROJECTED       PROJECTED         PROJECTED        PROJECTED       PROJECTED
                                         1QFY 1997       1QFY 1997         3QFY 1997        4QFY 1997        FY 1997
                                         --------         --------         --------         --------         --------
REVENUES
         Network Services                $  7,703         $  6,519         $  7,036         $  8,165         $ 29,423
         Production Services                  760              710              867              955            3,292
         Whse. & Distribution                 780              790              791              750            3,111
         Other                                118              118               64               59              359
                                         --------         --------         --------         --------         --------
         Total Revenues                     9,361            8,137            8,758            9,929           36,185

COST OF SERVICES
         Variable Direct Expense            4,190            3,746            3,938            4,485           16,358
         Fixed Direct Expense                 485              485              485              485            1,940
                                         --------         --------         --------         --------         --------
         Cost of Services                   4,676            4,231            4,423            4,970           18,298
         COST OF SERVICES %                  49.9%            52.0%            50.5%            50.1%            50.6%

OPERATING EXPENSES
         Selling & Promotion                  497              485              482              586            2,050
         General & Admin                    2,057            1,751            1,927            2,087            7,822
         Research & Develop                     0                0                0                0                0
                                         --------         --------         --------         --------         --------
         Total Operating Expense            2,554            2,236            2,409            2,673            9,872

         EBITDA                             2,132            1,670            1,926            2,286            8,015
         Deprec. & Amort. Expense             905              907              961              987            3,760
                                         --------         --------         --------         --------         --------
         Operating Income                   1,227              763              965            1,299            4,255

OTHER INCOME (EXPENSE)
         Gain (Loss) on Assets                  0                0                0                0                0
         Abandon Flat Antenna                   0                0                0                0                0
         Interest Expense, Net               (395)            (407)            (381)            (351)          (1,534)
         Other Income (Exp.)                    0                0                0                0                0
                                         --------         --------         --------         --------         --------
         Total Other Income (Exp.)           (395)            (407)            (381)            (351)          (1,534)

         Pre-Tax Net Income                   833              356              584              948            2,720
         Income Tax Expense                     0                0                0                0                0
                                         --------         --------         --------         --------         --------
         Net Income                      $    833         $    356         $    584         $    948         $  2,720
                                         ========         ========         ========         ========         ========




                                                         CYCLE-SAT, INC.
                                                          BALANCE SHEET
                                                       1997 BY QUARTER ($000)


                                         PROJECTED       PROJECTED       PROJECTED       PROJECTED
                                         1QFY 1997       2QFY 1997       3QFY 1997       4QFY 1997
                                          --------        --------        --------        --------
ASSETS
         Cash                             $     85        $     95        $    127        $     96
         Accounts Receivable                 7,801           6,781           7,036           7,436
         Deposits                              282             213             119             200
         Inventory                             104              94              98             110
         Prepaid Expenses                      368             137              92             150
         Receivable from Affiliate              18              30               0               0
                                          --------        --------        --------        --------
         Total Current Assets                8,657           7,350           7,471           7,992

         Property & Equipment               18,632          20,132          20,632          21,132
         (Less Acc. Deprec.)               (11,552)        (12,189)        (12,880)        (13,597)
                                          --------        --------        --------        --------
         Net Fixed Assets                    7,080           7,943           7,752           7,535

         Intangible Assets - Net             8,792           8,522           8,252           7,982
         Total Assets                     $ 24,529        $ 23,815        $ 23,475        $ 23,509
                                          ========        ========        ========        ========
LIABILITIES
         Revolving Line of Credit         $  8,996        $  9,246        $  8,896        $  8,696
         Accounts Payable                    1,818           1,645           2,187           2,457
         Curr. Capital Lease & Rent            524             364             364             364
         Curr. L-T Bank/Seller               3,597           3,597           3,597           3,154
         Accrued Payroll                       119             125             158             158
         Other Acc. Expenses                   574             552             420             420
                                          --------        --------        --------        --------
         Total Current Liabilities          15,628          15,529          15,621          15,249

         Long-Term Debt
         Cap. Lease & Acc. Rent                453             362             271             180
         L-T Debt - Bank/Seller              4,403           3,510           2,592           2,142
         Deferred Compensation                 182             195             187             187
                                          --------        --------        --------        --------
         Total L-T Debt                      5,038           4,066           3,050           2,509

         Stockholder Equity
         Common Stock                           70              70              70              70
         Additional Pd. in Capital          34,912          34,912          34,912          34,912
         Retained Earnings                 (31,118)        (30,762)        (30,178)        (29,230)
                                          --------        --------        --------        --------
         Total Stockholder Equity            3,864           4,220           4,804           5,752
         Total Liabilities & Equity       $ 24,529        $ 23,815        $ 23,475        $ 23,509
                                          ========        ========        ========        ========




                                                         CYCLE-SAT, INC.
                                                     STATEMENT OF CASH FLOWS
                                                         1997 BY QUARTER
                                                             ($000)


                                          PROJECTED     PROJECTED       PROJECTED     PROJECTED       PROJECTED
                                          1QFY 1997     2QFY 1997       3QFY 1997     4QFY 1997        FY 1997
                                           -------        -------        -------        -------        -------
CASH OPERATING ACTIVITIES:
         Net Income (Loss)                     833            356            584            948          2,720
         Deprec. & Amortization                905            907            961            987          3,760
         Chg. Acc. Satellite Lease               0              0              0              0              0
         Chg. Deferred Comp                     37             13             (8)             0             42
         (Gain) Loss of Disposal                 0              0              0              0              0
         Chg. Receivable - Affiliate           (18)           (12)            30              0              0
         Chg. Accts. Receivable               (900)         1,020           (255)          (400)          (535)
         Chg. in Deposits                     (182)            68             95            (82)          (100)
         Chg. in Inventory                     (20)            10             (4)           (12)           (27)
         Chg. in Prepaid Exp                  (283)           231             45            (58)           (65)
         Chg. in Accts. Payable               (581)          (173)           542            270             59
         Chg. in Acc. Expenses                 143            (16)           (99)             0             28
                                           -------        -------        -------        -------        -------
         Net Cash Operations                   (66)         2,404          1,891          1,653          5,882

INVESTING ACTIVITIES:
         Capital Expenditures               (2,000)        (1,500)          (500)          (500)        (4,500)
         Proceeds Sale of Prop                   0              0              0              0              0
         Payments of Acquisition                 0              0              0              0              0
                                           -------        -------        -------        -------        -------
         Net Cash Used Investing            (2,000)        (1,500)          (500)          (500)        (4,500)

FINANCING ACTIVITIES:
         Net Chg. - Line of Credit           3,200            250           (350)          (200)         2,900
         Net Chg. - L-T Debt                  (893)          (893)          (918)          (893)        (3,597)
         Payment Capital Lease                (251)          (251)           (91)           (91)          (684)
                                           -------        -------        -------        -------        -------
         Net Cash - Financing                2,058           (894)        (1,359)        (1,184)        (1,381)

         Net Cash Flows                    ($   10)       $    10        $    32        ($   31)       $     1

         Beginning Cash                    $    95        $    85        $    95        $   127        $    95
         Ending Cash                       $    85        $    95        $   127        $    96        $    96
